STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 1)
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NEW ISSUE COMPUTATIONAL MATERIALS


$ 1,718,595,000 (APPROXIMATE)

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

WELLS FARGO BANK MINNESOTA, NA
Master Servicer

JP MORGAN CHASE BANK
Trustee

BEAR, STEARNS & CO. INC.
Sole and Lead Underwriter




OCTOBER 30, 2006





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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
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                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
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               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 4)
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                          $ 1,718,595,000 (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
                                     Issuer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                              JP MORGAN CHASE BANK
                                     Trustee

TRANSACTION HIGHLIGHTS:


------------------------------------------------------------------------------------------------------------------------------------
                                                                           AVG
                                                                          LIFE
                                                                         TO CALL    WINDOW    LEGAL FINAL
  CLASSES                                  CE LEVELS                     (YEARS)   (MONTHS)     MATURITY       CERTIFICATE TYPE
                SIZES (1)      RATINGS        (4)          COUPON          (2)       (2)        DATE (8)
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A     411,729,000    Aaa / AAA     45.39%     Floating (3)(5)    3.11       1-100      10/25/36     Super Senior Floater
Class A-1B     341,380,000    Aaa / AAA     45.39%     Floating (3)(7)    3.11       1-100      10/25/36     Super Senior Floater
 Class A-2     243,840,000    Aaa / AAA     28.40%     Floating (3)(6)    3.11       1-100      10/25/36     Super Senior Floater
 Class A-3      53,650,000    Aaa / AAA     28.40%     Floating (3)(5)    3.11       1-100      10/25/36     Level 1 Support Floater
Class A-4A      91,252,000    Aaa / AAA     19.45%     Floating (3)(5)    3.11       1-100      10/25/36     Level 1 Support Floater
Class A-4B      48,770,000    Aaa / AAA     19.45%     Floating (3)(7)    3.11       1-100      10/25/36     Level 1 Support Floater
Class A-4C     156,058,000    Aaa / AAA     19.45%     Floating (3)(5)    3.11       1-100      10/25/36     Level 1 Support Floater
------------------------------------------------------------------------------------------------------------------------------------
 Class A-5      57,305,000    Aaa / AAA     19.45%     Floating (3)(5)    3.11       1-100      10/25/36     Level 1 Support Floater
Class A-6A      55,998,000    Aaa / AAA     10.50%     Floating (3)(5)    3.11       1-100      10/25/36     Level 2 Support Floater
Class A-6B     100,000,000    Aaa / AAA     10.50%     Floating (3)(5)(8) 3.11       1-100      10/25/37     Level 2 Support Floater
  Class X     Notional (9)    Aaa / AAA     10.50%        Fixed (9)        NA         NA        10/25/36     Senior Interest Only
------------------------------------------------------------------------------------------------------------------------------------
 Class B-1     41,832,000     Aaa / AA+      8.10%     Floating (3)(10)   6.02       44-100     10/25/36     Subordinate Floater
 Class B-2     33,117,000      Aa1 / AA      6.20%     Floating (3)(10)   6.01       44-100     10/25/36     Subordinate Floater
 Class B-3     12,201,000     Aa2 / AA-      5.50%     Floating (3)(10)   6.01       44-100     10/25/36     Subordinate Floater
 Class B-4     22,659,000      Aa3 / A+      4.20%     Floating (3)(10)   6.01       44-100     10/25/36     Subordinate Floater
 Class B-5     12,201,000       A1 / A       3.50%     Floating (3)(10)   6.00       44-100     10/25/36     Subordinate Floater
 Class B-6      8,715,000      A2 / A-       3.00%     Floating (3)(10)   6.00       44-100     10/25/36     Subordinate Floater
 Class B-7      8,715,000      A3/ BBB+      2.50%     Floating (3)(10)   6.00       44-100     10/25/36     Subordinate Floater
 Class B-8      8,715,000     Baa1 / BBB     2.00%     Floating (3)(10)   5.92       44-100     10/25/36     Subordinate Floater
 Class B-9     10,458,000    Baa3 / BBB-     1.40%     Floating (3)(10)   5.67       44-91      10/25/36     Subordinate Floater
------------------------------------------------------------------------------------------------------------------------------------



NOTES:
(1.) In the case of the Class A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

(2.) Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.

(3.) The Class A and Class B Certificates (the "Adjustable Rate Certificates") will settle flat and accrue interest on an actual/360 basis.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
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(4.)      Credit enhancement for the Certificates will be provided by a combination of subordination, OC and excess spread all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial OC amount will equal 1.40% as of the Cut-Off Date.

(5.) The Pass-Through Rate for the Class A-1A, Class A-2, Class A-3, Class A-4A, Class A-4C, Class A-5, Class A-6A and Class A-6B Certificates will be a floating rate based on One-Month LIBOR plus 0.20%, 0.21%, 0.24% , 0.25%, 0.24%, 0.25%, 0.28% and 0.20%, subject to the lesser of (i) Net Rate Cap (as described herein) and (ii) 10.50% (11.50% with respect to the Class A-2 Certificates). On the first distribution date after the Optional Termination Date, such class' margin will be increased to 2 times the original margin on such certificate.

(6.) The Class A-1B and Class A-4B Certificates will be paid interest based upon an Interest Rate Swap as more fully described herein and will bear interest at a floating rate (the Pass-Through Rate) based on One-Month LIBOR plus 0.12% and 0.16% basis points, respectively, on an actual/360 basis.

(7.) The Class A-6B Certificates are insured by a certificate guaranty insurance policy.

(8.) The Pass-Through Rate for the Class X Certificates will be a fixed rate of 0.400% per annum based on a notional amount equal to the aggregate certificate principal balance of the mortgage loans with 3 Yr. Hard Prepayment Penalties. The Class X Certificates will bear interest on a 30/360 basis and will settle with accrued interest.

(9.) The Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates (collectively, the "Class B Certificates" or the "Subordinate Certificates") will be a floating rate based on One-Month LIBOR plus 0.36%, 0.39%, 0.42%, 0.54%, 0.57%, 0.62%, 1.15%,
          1.45% and 2.10%, respectively, subject to the lesser of (i) Net Rate Cap and (ii) 10.50%. On the first distribution date after the Optional Termination Call Date, each such class' margin will be increased to 1.5 times the original margin on such certificate.

(10.) The legal final maturity date will be the Distribution Date in October 2036, despite some loans in the trust having a remaining maturity of greater than 360 months. This will be accomplished by trapping residual cashflow into a reserve fund to the extent that there would be enough in the reserve fund to retire any certificates remaining outstanding.



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
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DESCRIPTION OF THE COLLATERAL:
The mortgage loans are indexed to One Year MTA ("MTA"). The mortgage loans have monthly coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof. For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage of 110% or 115%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

>> Approximately 7.93% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 87.96% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.
>> Approximately 13.89% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 79.36% of the mortgage loans were originated based on the stated income of the borrower.
>> The two states with the largest concentrations are California (45.91%) and Florida (16.09%).
>>      The non-zero weighted average FICO score is 711.
>> The weighted average LTV is 76.43%. The weighted average CLTV including subordinate financing at the time of origination is 83.01%.
>> All the mortgage loans with LTVs greater than 80% have primary mortgage insurance up to the required agency limits (none are secured by additional collateral or pledged assets).

NOTE: the information related to the mortgage loans described herein reflects information as of the August 1, 2006. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 5%. CONSEQUENTLY, THE INITIAL PRINCIPAL BALANCE OF ANY OF THE OFFERED CERTIFICATES BY THE CLOSING DATE IS SUBJECT TO AN INCREASE OR DECREASE OF UP TO 5% FROM AMOUNTS SHOWN ON THE FRONT COVER HEREOF.

--------------------------------------------------------------------------------
     LOAN         % OF     GROSS    NET    GROSS    NET      LTV    FICO   MOS
 DESCRIPTION      POOL     WAC %   WAC %   MARGIN  MARGIN                  TO
                                              %       %                   ROLL
--------------------------------------------------------------------------------
TOTAL            100.00    6.738   6.351    3.351  2.965    76.43    711    1
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
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DEPOSITOR:                          Structured Asset Mortgage Investments II
                                    Inc.

SERVICERS:                          The servicers of the mortgage loans are
                                    Countrywide (approximately 51.87%), EMC
                                    Mortgage Corporation (approximately 47.72%), and one other, less than 1%.

ORIGINATOR:                         The originators of the mortgage loans are
                                    Countrywide (approximately 51.87%),
                                    SouthStar (approximately 23.55%), Taylor
                                    Bean (approximately 7.82%), Community
                                    Lending (approximately 5.54%), and 22
                                    others, each less than 5%.

MASTER SERVICER:                    Wells Fargo Bank, National Association.

TRUSTEE:                            JP Morgan Chase Bank.

UNDERWRITER:                        Bear, Stearns & Co. Inc.

CUT-OFF DATE:                       October 1, 2006.

CLOSING DATE:                       October 31, 2006.

RATING AGENCIES:                    The senior certificates  will be rated by
                                    two of the three rating agencies and the subordinate certificates will be rated by one of the three rating agencies. The rating agencies include Standard & Poor's ("S&P"),
                                    Moody's Investors Service ("Moody's") and or
                                    Fitch Ratings ("Fitch").

CERTIFICATE INSURER:                Ambac Assurance Corp. will issue an
                                    insurance policy for the benefit of the
                                    Class A-6B Certificates. Only these classes will benefit from the policy.

INTEREST RATE SWAP COUNTERPARTY     Bear Stearns Capital Markets Inc.
AND NET DEFERRED SWAP
COUNTERPARTY:

INTEREST RATE SWAP:                 On the Closing  Date, the Trustee  will
                                    enter into an Interest Rate Swap with the Interest Rate Swap Counterparty relating to the Class A-1B and Class A-4B Certificates.
                                    On each Distribution Date, the Trust will be obligated to pay the Interest Rate Swap
                                    Counterparty an interest rate equal to a floating rate based on One-Month LIBOR plus x.xx% subject to the lesser of (i) 10.50%
                                    and (ii) the Net Rate Cap on an actual/360 basis. The Interest Rate Swap Counterparty will then make monthly interest payments to the Trustee based on the then current level of One-Month LIBOR plus the related margin on the same notional balance equal to the current principal balance of the Class A-1B and Class A-4B Certificates on an actual/360 basis.

NET DEFERRED SWAP                   On the Closing Date, the Trustee will enter
                                    into a Swap with the Net Deferred Swap
                                    Counterparty relating to the Class A-4C
                                    Certificates. On each Distribution Date, in the event that Net Deferred Interest would otherwise be allocable to the Class A-4C
                                    Certificates the Net Deferred Swap
                                    Counterparty will make a payment to the
                                    Trustee in the amount of such Net Deferred
                                    Interest to be allocated to the Class A-4C.

CAP COUNTERPARTY:                   Bear Stearns Financial Products, Inc.

LEGAL STRUCTURE:                    The Trust will be established as one or more
                                    REMICs for federal income tax purposes.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
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OPTIONAL TERMINATION:               The Depositor, or its designee,
                                    may repurchase from the trust all of the mortgage loans at par plus accrued interest when the aggregate principal balance of the mortgage loans is reduced to 10% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

DISTRIBUTION DATE:                  The 25th day of each month (or next business
                                    day), commencing November, 2006.

OFFERED CERTIFICATES:               The Class A-1A, Class A-1B,
                                    Class A-2, Class A-3, Class A-4A, Class
                                    A-4B, Class A-4C, Class A-5, Class A-6A,
                                    Class A-6B, Class X, Class B-1, Class B-2,
                                    Class B-3, Class B-4, Class B-5, Class B-6,
                                    Class B-7, Class B-8 and Class B-9
                                    Certificates.

NON-OFFERED CERTIFICATES:           The Class R and Class B-IO Certificates will
                                    not be publicly offered.

CLASS A CERTIFICATES:               The Class A-1A, Class A-1B, Class A-2, Class
                                    A-3, Class A-4A, Class A-4B, Class A-4C,
                                    Class A-5, Class A-6A, and Class A-6B
                                    Certificates.

ADJUSTABLE RATE CERTIFICATES:       The Class A-1A, Class A-2, Class A-3,
                                    Class A-4A, Class A-4C, Class A-5,
                                    Class A-6A, Class A-6B, Class
                                    B-1, Class B-2, Class B-3, Class B-4, Class
                                    B-5, Class B-6, Class B-7, Class B-8 and
                                    Class B-9 Certificates.

SENIOR ADJUSTABLE RATE              The Class A-1A, Class A-2, Class A-3,
CERTIFICATES:                       Class A-4A, Class A-4C, Class  A-5, Class
                                    A-6A and Class A-6B Certificates.

UNCAPPED ADJUSTABLE RATE            The Class A-1B and Class A-4B Certificates.
CERTIFICATES:

REMITTANCE TYPE:                    Scheduled/Scheduled.

REGISTRATION:                       The Offered Certificates will be in  Book-
                                    entry form through DTC, Clearstream and
                                    Euroclear.

ERISA CONSIDERATIONS:               The Underwriter's Exemption
                                    is expected to be available for the Class A
                                    Certificates. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA ELIGIBILITY:                  The Offered Certificates, other
                                    than the Class B-4, Class B-5, Class B-6,
                                    Class B-7, Class B-8 and Class B-9
                                    Certificates, are expected to constitute
                                    "mortgage related securities" for purposes of SMMEA.

DENOMINATIONS:                      The Offered Certificates are issuable in
                                    minimum denominations of an original amount of $25,000 and multiples of $1,000 in excess thereof.



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 9)
--------------------------------------------------------------------------------


RECORD DATE:                        For each class of Adjustable Rate
                                    Certificates and Uncapped Adjustable Rate
                                    Certificates and any Distribution Date, the business day preceding the applicable
                                    Distribution Date, so long as such
                                    certificates are in book-entry form;
                                    otherwise the Record Date shall be the last business day of the month immediately preceding the applicable Distribution Date.

                                    For the Class X Certificates the last
                                    business day of the month immediately
                                    preceding applicable Distribution Date .

DELAY DAYS:                         0 (zero) days for the Adjustable Rate
                                    Certificates and Uncapped Adjustable Rate
                                    Certificates. 24 days for the Class X
                                    Certificates.


DETERMINATION DATE:                 With respect to any Distribution Date
                                    and the mortgage loans, the 15th day of the calendar month in which such Distribution
                                    Date occurs or, if such day is not a
                                    business day, the business day immediately preceding such 15th day.

LIBOR DETERMINATION DATE:           With respect to each class of Adjustable
                                    Rate Certificates and Uncapped Adjustable
                                    Rate Certificates and any Distribution Date, the second LIBOR Business Day preceding the commencement of the related Interest Accrual
                                    Period. LIBOR Business Day means a day on which banks are open for dealing in foreign currency and exchange in London and New York
                                    City.

INTEREST ACCRUAL PERIOD:            For each class of Adjustable Rate
                                    Certificates and Uncapped Adjustable Rate
                                    Certificates and any Distribution Date, the Interest Accrual Period is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Adjustable
                                    Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The
                                    Adjustable Rate Certificates will initially settle flat (no accrued interest).

                                    For the Class X Certificates, the Interest
                                    Accrual Period is prior calendar month
                                    immediately preceding the month in which such Distribution Dates occurs. All distributions of interest on the Class X Certificates will be based on a 30/360 basis. The Class X Certificates will settle with accrued interest.

PREPAYMENT PERIOD:                  The Prepayment Period with respect to any
                                    Distribution Date is the agreed upon time period with respect to each underlying servicer.

SERVICING FEE:                      With respect to each mortgage loan, a
                                    fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Servicing Fee Rate for each mortgage loans is 0.386% per annum.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 10)
--------------------------------------------------------------------------------

ADVANCING OBLIGATION:               The Servicer will make cash advances with
                                    respect to delinquent payments of scheduled interest and principal on the mortgage loans
                                    (to the extent of the minimum payment due thereon), in general, to the extent that the Servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the Servicer fails to make any required advances, the Master Servicer may be obligated to do so, as described in the prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

COMPENSATING INTEREST:              The Servicer is required to pay Compensating
                                    Interest up to the amount of the Servicing
                                    Fee to cover prepayment interest shortfalls
                                    ("Prepayment Interest Shortfalls") due to partial and/or full prepayments on the mortgage loans.

STEP-UP COUPON:                     If the Optional Termination is not exercised
                                    on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on the Senior
                                    Adjustable Rate Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class B
                                    Certificates will increase to 1.5 times
                                    their related initial margins.

CREDIT ENHANCEMENT:                 1. Excess Spread
                                    2. Overcollateralization
                                    3. Subordination
                                    4. Corridor Cap Agreement (for the
                                       Adjustable Rate Certificates)

DUE PERIOD:                         With respect to any Distribution
                                    Date, the period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

INTEREST REMITTANCE AMOUNT:         With respect to any Distribution Date and
                                    any loan group, that portion of the
                                    available distribution amount
                                    for that Distribution Date that represents interest received or advanced on the mortgage loans (net of aggregate Servicing
                                    Fee).

OVERCOLLATERALIZATION AMOUNT:       The Overcollateralization Amount with
                                    respect to any Distribution Date is the
                                    excess, if any, of (i) the aggregate
                                    principal balance of the mortgage loans as of the last day of the related Due Period
                                    (after giving effect to scheduled payments of principal due during the related Due
                                    Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                    Period, and after reduction for Realized
                                    Losses incurred during the related Due
                                    Period) over (ii) the aggregate Certificate
                                    Principal Balance of the Class A
                                    Certificates and Class B Certificates, after taking into account the distributions of principal to be made on such Distribution
                                    Date.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 11)
--------------------------------------------------------------------------------

OVERCOLLATERALIZATION               With respect to any Distribution Date, (i)
TARGET AMOUNT:                      prior to the  Stepdown Date, an amount equal
                                    to approximately [1.40]% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the Distribution Date in October 2012,
                                    [3.500]% of the then current aggregate
                                    outstanding principal balance of the
                                    mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (2) on or after the Distribution Date in October 2012,
                                    [2.800]% of the then current aggregate
                                    outstanding principal balance of the
                                    mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date
                                    (approximately $8,933,193) or (iii) on or after the Stepdown Date and if a Trigger
                                    Event is in effect, the
                                    Overcollateralization Target Amount for the immediately preceding Distribution Date. The
                                    Overcollateralization Target Amount for the
                                    Offered Certificates is expected to be fully funded on the Closing Date.

OVERCOLLATERALIZATION               With respect to any Distribution Date, an
INCREASE AMOUNT:                    amount equal to the lesser of (i) available
                                    excess cashflow from the mortgage loans
                                    available for payment of Overcollateraliza-tion Increase Amount and (ii) the excess, if any, of (x) the Overcollateralization Target
                                    Amount for that Distribution Date over (y) the Overcollateralization Amount for such
                                    Distribution Date.

OVERCOLLATERALIZATION               With respect to any Distribution Date for
RELEASE AMOUNT:                     which the Excess Overcollateralization
                                    Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the mortgage loans for that Distribution Date.

EXCESS OVERCOLLATERALIZATION        With respect to any Distribution Date, the
AMOUNT:                             excess, if any, of the Overcollateralization
                                    Amount over the  Overcollateralization
                                    Target Amount.

STEPDOWN DATE:                      The earlier to occur of (i)
                                    the Distribution Date on which the aggregate
                                    Certificate Principal Balance of the Class A
                                    Certificates have been reduced to zero and
                                    (ii) the later to occur of (x) the
                                    Distribution Date occurring in October 2009 and (y) the first Distribution Date for which the aggregate Certificate Principal
                                    Balance of the Subordinate Certificates plus the related Overcollateralization Amount divided by the aggregate Outstanding
                                    Principal Balance of the mortgage loans is greater than or equal (i) prior to the Distribution Date in October 2012, [26.250]% and (ii) on or after the Distribution Date in October 2012, [21.000]%.

CREDIT ENHANCEMENT PERCENTAGE:      The Credit Enhancement Percentage for any
                                    Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate
                                    Principal Balance of the Subordinate
                                    Certificates (including the
                                    Overcollateralization Amount) thereto by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the certificates then entitled to distributions of principal on such
                                    Distribution Date.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 12)
--------------------------------------------------------------------------------

TRIGGER EVENT:                      If either the Delinquency Test or the
                                    Cumulative Loss Test is violated.

DELINQUENCY TEST:                   The Delinquency Test is violated with
                                    respect to any Distribution Date on or after the Stepdown Date if: (i) the three month rolling average of the sum of the Scheduled
                                    Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled
                                    Principal Balances of all of the mortgage loans as of the last day of the related due period, exceeds (ii) prior to the distribution date in October 2012, 26.67% of the Credit Enhancement Percentage and on or after the distribution date in October 2012, 33.33%, of the Credit Enhancement
                                    Percentage.

CUMULATIVE LOSS TEST:               The Cumulative Loss Test is violated on any
                                    Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off
                                    Date through the last day of the related Due
                                    Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                    DISTRIBUTION DATE OCCURRING IN                PERCENTAGE
                                    --------------------------------------------------------
                                    November 2008 through  October 2008           0.20%
                                    November 2009 through  October 2009           0.45%
                                    November 2010 through  October 2010           0.80%
                                    November 2011 through  October 2011           1.15%
                                    November 2012 through  October 2012           1.60%
                                    November 2013 and thereafter                  1.75%


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 13)
--------------------------------------------------------------------------------

REALIZED LOSSES:                    Any Realized Losses on the mortgage loans
                                    will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, in reduction of the related
                                    Overcollateralization Amount, third, to the
                                    Class B-9 Certificates until their
                                    Certificate Principal Balance is reduced to zero, fourth, to the Class B-8 Certificates until their Certificate Principal Balance is reduced to zero, fifth, to the Class B-7
                                    Certificates until their Certificate
                                    Principal Balance is reduced to zero, sixth, to the Class B-6 Certificates until their Certificate Principal Balance is reduced to zero, seventh, to the Class B-5 Certificates until their Certificate Principal Balance is reduced to zero, eighth, to the Class B-4
                                    Certificates until their Certificate
                                    Principal Balance is reduced to zero, ninth, to the Class B-3 Certificates until their Certificate Principal Balance is reduced to zero, tenth, to the Class B-2 Certificates until their Certificate Principal Balance is reduced until zero and then to the Class B-1
                                    Certificates until their Certificate
                                    Principal Balance is reduced until zero, and then to the Class A-6A and Class A-6B
                                    Certificates, pro rata until zero.

                                    Thereafter, Realized Losses on the mortgage loans will be allocated concurrently to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4-C, and Class A-5 Certificates in the following order; first, Realized Losses otherwise allocable to the Class A-1A and Class A-1B Certificates will first be allocated to the Class A-3, A-4A, Class A-4B, Class A-4C and A-5 Certificates, concurrently, until zero (provided that Realized Losses otherwise allocable to the Class A-3 Certificates will first be allocated to the Class A-5 Certificates, until zero), and then, to the Class A-1A and Class A-1B Certificates, pro rata. Likewise, Realized Losses otherwise allocable the Class A-2 Certificates will first be allocated to the Class A-5 Certificates, until zero, and then to the Class A-2 Certificates.

                                    Once Realized Losses have been allocated to the Class A or the Subordinate Certificates, such amounts with respect to such certificates will no longer accrue interest; however, such amounts may be paid thereafter to the extent of funds available from Net Monthly Excess Cashflow.



                              |    | ------------------------------------|
                              |    |                            |        |
                              |    |                            |        |
                              |    |                            |        |
                              |    |                            |        |
                              |    |           A-1A / A-1B      |        |
                              |    |                            |        |
                              |    |                            |   A-2  |
                                   |                            |        |
                                   |----------------------------|        |
                                   |                   |        |        |
                                   |A-4A / A-4B / A-4C | A-3    |        |
                                   |                   |-----------------|
                           Losses  |                   |                 |
                                   |                   |       A-5       |
                                   |-------------------------------------|
                                   |             A-6A / A-6B             |
                                   --------------------------------------






AVAILABLE  FUNDS:                   For any Distribution Date, the sum of (a)
                                    the Interest Remittance Amount and (b)the
                                    Principal Distribution Amount.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 14)
--------------------------------------------------------------------------------

NET RATE CAP:                       With respect to any  Adjustable Rate
                                    Certificates, other than the Class A-6B
                                    Certificates and the Uncapped Adjustable
                                    Rate Certificates, the excess of (1) the lesser of (i) the weighted average Net Rate on the related mortgage loans as of the Due
                                    Date prior to the calendar month (after
                                    giving effect to principal prepayments
                                    received in the Prepayment Period related to the prior Due Date) and (ii) the Adjusted
                                    Rate Cap over (2) 0.400% multiplied by the aggregate current principal balance of the loans with 3 Year Hard Prepayment Penalties divided by the aggregate current principal balance of all the mortgage loans and adjusted to an actual/360 basis.

                                    With respect to the Class A-6B Certificates,
                                    (1) the lesser of (i) the weighted average
                                    Net Rate on the related mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date) and
                                    (ii) the Adjusted Rate Cap over (2) the sum of (a) 0.400% multiplied by the aggregate current principal balance of the loans with 3 Year Hard Prepayment Penalties divided by the aggregate current principal balance of all the mortgage loans and (b) the Certificates Insurance Premium expressed as an per annum rate adjusted to an actual/360 basis

ADJUSTED RATE CAP:                  With respect and Distribution Date and the
                                    related Due Period, the sum of (i) the
                                    Scheduled Monthly Payments owed on the
                                    related mortgage loans for such Due Period
                                    (ii) (a) the Actual Monthly Payments
                                    received in excess of the Scheduled Monthly
                                    Payments, expressed as a per annum rate on the stated principal balance of the mortgage loans for such Due Period, minus (b) 0.400% multiplied by the aggregate current principal balance of the loans with 3 Year
                                    Hard Prepayment Penalties divided by the aggregate current principal balance of all the mortgage loans.

CERTIFICATE PRINCIPAL BALANCE:      With respect to any Certificate as of any
                                    distribution date will equal such
                                    Certificate's initial principal amount on the Closing Date, plus any related Net
                                    Deferred Interest allocated thereto on such distribution date (other than with respect to the Class A-4C Certificates) and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate Principal Balance of such
                                    Certificate, and as reduced by (1) all
                                    amounts allocable to principal previously distributed with respect to such
                                    Certificate, and (2) any Applied Realized
                                    Loss Amounts allocated to such class on
                                    previous distribution dates.

NET DEFERRED INTEREST:              With respect to any Certificate (other than
                                    the Class A-4C) as of any distribution date will be an amount equal to the product of
                                    (1) the difference, if any between (a) the lesser of (i) the related Pass-Through Rate for such Class, without regard to the Net
                                    Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate Principal Balance of the
                                    Certificate immediately prior to such
                                    distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

PASS-THROUGH RATES:                 With respect to the Adjustable Rate
                                    Certificates, other than the Uncapped
                                    Adjustable Rate Certificates, and any
                                    Distribution Date, the Pass-Through Rate will be the lesser of (x) the London interbank offered rate for one month United
                                    States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and
                                    (y) the applicable Net Rate Cap, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis and (z)
                                    Adjusted Rate Cap on an actual/360 basis.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 15)
--------------------------------------------------------------------------------


INTEREST CARRY FORWARD AMOUNT:      As of any Distribution Date, generally equal
                                    to the sum of (i) the excess of (a) the
                                    Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest thereon at the applicable pass-through rate.

INTEREST DISTRIBUTION AMOUNT:       The Interest Distribution Amount for the
                                    Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual
                                    Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act.

SENIOR INTEREST DISTRIBUTION        The Senior Interest Distribution Amount for
AMOUNT:                             any Distribution Date and the Class A
                                    Certificates is equal to the Interest
                                    Distribution Amount for such Distribution
                                    Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

BASIS RISK SHORTFALL CARRYOVER      With respect to any Distribution Date, and
AMOUNT:                             the Adjustable Rate Certificates, the excess
                                    of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Rate Cap, over (ii) the amount of interest such class of Certificates received on such
                                    Distribution Date if the Pass-Through Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap). The ratings on each class of certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

BASIS RISK SHORTFALL:               Because each mortgage loan has a mortgage
                                    rate that is adjustable, and will adjust based on One-Year MTA after an initial fixed-rate period of one or three months following the date of origination, and the Pass-Through Rates on the Offered
                                    Certificates are based on One-Month LIBOR, the application of the Net Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk
                                    Shortfalls"). If Basis Risk Shortfalls
                                    occur, then in the case of the Adjustable
                                    Rate Certificates, they will be carried
                                    forward as Basis Risk Shortfall Carryover
                                    Amounts and paid from Net Monthly Excess
                                    Cashflow to the extent available on a
                                    subordinated basis on the same Distribution
                                    Date or in any subsequent Distribution Date.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 16)
--------------------------------------------------------------------------------


AVAILABLE FUNDS PRIORITY:           On each Distribution Date, the Available
                                    Funds will be distributed in the following order of priority:

                                    1.    concurrently to the holders of the
                                          Class A Certificates, pro rata,
                                          based on the amount of interest
                                          payable to such classes of
                                          certificates, the Senior Interest
                                          Distribution Amount allocable to
                                          such certificates;

                                    2.    sequentially, to the holders of the
                                          Class B Certificates, the Interest
                                          Distribution Amount for such
                                          certificates;

                                    (A) For each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, an amount up to the Principal Distribution Amounts for such Distribution Date shall be distributed as follows:

                                    (i)   concurrently to Class A-1A,
                                          Class A-1B, Class A-2, Class
                                          A-3, Class A-4A, Class A-4B,
                                          Class A-4C, Class A-5, Class
                                          A-6A and A-6B Certificates,
                                          pro rata, until the Principal
                                          Balance of each such class
                                          has been reduced to zero;

                                    (ii)  sequentially, to the Class B
                                          Certificates, until their
                                          respective Certificate
                                          Principal Balance has been
                                          reduced to zero; and

                                    (B) On each Distribution Date (a) on
                                    or after the Stepdown Date and (b)
                                    on which a Trigger Event is not in
                                    effect, sequentially:

                                    (i)   in an amount up to the Senior
                                          Principal Distribution
                                          Amount, concurrently to the
                                          Class A Certificates, in the
                                          priority set forth in (A)(i)
                                          above; until their respective
                                          Certificate Principal Balance
                                          has been reduced to zero; and

                                    (ii)  sequentially to the Class B
                                          Certificates, in each case in
                                          an amount up to the
                                          applicable Class Principal
                                          Distribution Amount for each
                                          such Class, until their
                                          respective Certificate
                                          Principal Balance has been
                                          reduced to zero;

                                    3.    concurrently, to the Class A
                                          Certificates, pro rata, based on the
                                          Realized Loss amounts allocated to
                                          such class;

                                    4.    sequentially, to the Class B
                                          Certificates, in each case in an
                                          amount equal to any Realized Loss
                                          amounts allocated to such classes;


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 17)
--------------------------------------------------------------------------------

                                    5.    to each Class of Certificates to pay
                                          Basis Risk Carryover Amounts,
                                          sequentially, (a) concurrently, to
                                          the Class A Certificates, pro rata
                                          based on the amount of Basis Risk
                                          Carryover Amounts, and (b)
                                          sequentially, to the Class B
                                          Certificates, in each case in an
                                          amount equal to any Basis Risk
                                          Carryover Amounts; and

                                    6.    to the holders of the Class A and
                                          Class B Certificates, in an amount
                                          equal to such certificates'
                                          allocated share of any Prepayment
                                          Interest Shortfalls and any
                                          shortfalls resulting from the
                                          application of the Relief Act, in
                                          each case, without interest accrued
                                          thereon;

                                    7.    To the holders of the Class B-IO
                                          Certificates, as provided in the
                                          pooling and servicing agreement.

PRINCIPAL DISTRIBUTION              The Principal Distribution Amount for any
AMOUNT:                             Distribution Date will be the sum of (i) the
                                    principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related
                                    Determination Date; (ii) the principal
                                    portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing
                                    Agreement during the related Prepayment
                                    Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment
                                    Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date allocated to the Principal Distribution Amount based on the amount of principal for such Distribution
                                    Date.

CLASS A PRINCIPAL DISTRIBUTION      For any Distribution Date on or after the
AMOUNT:                             Stepdown Date on which a Trigger Event is
                                    not in effect, an amount equal to the
                                    excess (if any) of (x) the aggregate
                                    Certificate Principal Balance of the Class A
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) multiplied by (i) prior to the
                                    distribution date in October 2012, [26.250]% and (ii) on or after the distribution date in October 2012, [21.000]%.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 17)
--------------------------------------------------------------------------------


CLASS B-1 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown  Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-1 Certificates
                                    immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) over (b) the sum of (1) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (2) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in October 2012, [20.250]% and (ii) on or after the distribution date in October
                                    2012, [16.200]%.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 18)
--------------------------------------------------------------------------------


CLASS B-2 PRINCIPAL DISTRIBUTION    For any Distribution  Date on or after the
AMOUNT:                             Stepdown  Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-2 Certificates
                                    immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) over (b) the sum of (1) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amounts for such Distribution
                                    Date), (2) the aggregate Certificate
                                    Principal Balance of the Class B-1
                                    Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (3) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in October 2012, [15.500]% and (ii) on or after the distribution date in October
                                    2012, [12.400]%.

CLASS B-3 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown  Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-3 Certificates
                                    immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) over (b) the sum of (1) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amounts for such Distribution
                                    Date), (2) the aggregate Certificate
                                    Principal Balance of the Class B-1
                                    Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (4) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in October 2012, [13.750]% and (ii) on or after the distribution date in October
                                    2012, [11.000]%.

CLASS B-4 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown  Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-4 Certificates
                                    immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) over (b) the sum of (1) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amounts for such Distribution
                                    Date), (2) the aggregate Certificate
                                    Principal Balance of the Class B-1
                                    Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (4) the aggregate Certificate
                                    Principal Balance of the Class B-3
                                    Certificates (after taking into account the payment of the Class B-3 Principal
                                    Distribution Amounts for such Distribution
                                    Date), and (5) the aggregate stated
                                    principal balance of the mortgage loans as of the last day of the related due period
                                    (after reduction for Realized Losses
                                    incurred during the related Prepayment
                                    Period) multiplied by (i) prior to the
                                    distribution date in October 2012, [10.500]% and (ii) on or after the distribution date in October 2012, [8.400]%.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 19)
--------------------------------------------------------------------------------

CLASS B-5 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown  Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-5 Certificates
                                    immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) over (b) the sum of (1) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amounts for such Distribution
                                    Date), (2) the aggregate Certificate
                                    Principal Balance of the Class B-1
                                    Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (4) the aggregate Certificate
                                    Principal Balance of the Class B-3
                                    Certificates (after taking into account the payment of the Class B-3 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (5) the aggregate Certificate
                                    Principal Balance of the Class B-4
                                    Certificates (after taking into account the payment of the Class B-4 Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in October 2012, [8.750]% and (ii) on or after the distribution date in October
                                    2012, [7.000]%.

CLASS B-6 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-6 Certificates
                                    immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) over (b) the sum of (1) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amounts for such Distribution
                                    Date), (2) the aggregate Certificate
                                    Principal Balance of the Class B-1
                                    Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (4) the aggregate Certificate
                                    Principal Balance of the Class B-3
                                    Certificates (after taking into account the payment of the Class B-3 Principal
                                    Distribution Amounts for such Distribution
                                    Date), the aggregate Certificate Principal
                                    Balance of the Class B-4 Certificates (after taking into account the payment of the Class
                                    B-4 Principal Distribution Amounts for such
                                    Distribution Date) and (5) the aggregate
                                    Certificate Principal Balance of the Class
                                    B-5 Certificates (after taking into account the payment of the Class B-5 Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in October 2012, [7.500]% and (ii) on or after the distribution date in October
                                    2012, [6.000]%.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 20)
--------------------------------------------------------------------------------

CLASS B-7 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown  Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-7 Certificates
                                    immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) over (b) the sum of (1) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amounts for such Distribution
                                    Date), (2) the aggregate Certificate
                                    Principal Balance of the Class B-1
                                    Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (4) the aggregate Certificate
                                    Principal Balance of the Class B-3
                                    Certificates (after taking into account the payment of the Class B-3 Principal
                                    Distribution Amounts for such Distribution
                                    Date), the aggregate Certificate Principal
                                    Balance of the Class B-4 Certificates (after taking into account the payment of the Class
                                    B-4 Principal Distribution Amounts for such
                                    Distribution Date), (5) the aggregate
                                    Certificate Principal Balance of the Class
                                    B-5 Certificates (after taking into account the payment of the Class B-5 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (6) the aggregate Certificate
                                    Principal Balance of the Class B-6
                                    Certificates (after taking into account the payment of the Class B-6 Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (7) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in October 2012, [6.250]% and (ii) on or after the distribution date in October
                                    2012, [5.000]%.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 21)
--------------------------------------------------------------------------------

CLASS B-8 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown  Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-8 Certificates
                                    immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) over (b) the sum of (1) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amounts for such Distribution
                                    Date), (2) the aggregate Certificate
                                    Principal Balance of the Class B-1
                                    Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (4) the aggregate Certificate
                                    Principal Balance of the Class B-3
                                    Certificates (after taking into account the payment of the Class B-3 Principal
                                    Distribution Amounts for such Distribution
                                    Date), the aggregate Certificate Principal
                                    Balance of the Class B-4 Certificates (after taking into account the payment of the Class
                                    B-4 Principal Distribution Amounts for such
                                    Distribution Date), (5) the aggregate
                                    Certificate Principal Balance of the Class
                                    B-5 Certificates (after taking into account the payment of the Class B-5 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (6) the aggregate Certificate
                                    Principal Balance of the Class B-6
                                    Certificates (after taking into account the payment of the Class B-6 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (7) the aggregate Certificate
                                    Principal Balance of the Class B-7
                                    Certificates (after taking into account the payment of the Class B-7 Principal
                                    Distribution Amounts for such Distribution
                                    Date), and (8) the aggregate stated
                                    principal balance of the mortgage loans as of the last day of the related due period
                                    (after reduction for Realized Losses
                                    incurred during the related Prepayment
                                    Period) multiplied by (i) prior to the
                                    distribution date in October 2012, [5.000]% and (ii) on or after the distribution date in October 2012, [4.000]%.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 22)
--------------------------------------------------------------------------------

CLASS B-9 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-9 Certificates
                                    immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) over (b) the sum of (1) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amounts for such Distribution
                                    Date), (2) the aggregate Certificate
                                    Principal Balance of the Class B-1
                                    Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (4) the aggregate Certificate
                                    Principal Balance of the Class B-3
                                    Certificates (after taking into account the payment of the Class B-3 Principal
                                    Distribution Amounts for such Distribution
                                    Date), the aggregate Certificate Principal
                                    Balance of the Class B-4 Certificates (after taking into account the payment of the Class
                                    B-4 Principal Distribution Amounts for such
                                    Distribution Date), (5) the aggregate
                                    Certificate Principal Balance of the Class
                                    B-5 Certificates (after taking into account the payment of the Class B-5 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (6) the aggregate Certificate
                                    Principal Balance of the Class B-6
                                    Certificates (after taking into account the payment of the Class B-6 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (7) the aggregate Certificate
                                    Principal Balance of the Class B-7
                                    Certificates (after taking into account the payment of the Class B-7 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (8) the aggregate Certificate
                                    Principal Balance of the Class B-8
                                    Certificates (after taking into account the payment of the Class B-8 Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (9) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in October 2012, [3.500]% and (ii) on or after the distribution date in October
                                    2012, [2.800]%.

YIELD MAINTENANCE PROVIDER:         An entity rated AAA/Aaa by S&P and Moody's
                                    (which may include an affiliate of the
                                    Depositor and/or Underwriter).



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 23)
--------------------------------------------------------------------------------


CORRIDOR CAP AGREEMENTS:            The holders of the Class A, collectively and
                                    each of the Class B Certificates will each benefit from interest rate cap payments from the Yield Maintenance Provider pursuant to a corridor cap agreement (the "Corridor Cap
                                    Agreements") purchased with respect to the Class A, collectively, and each of the Class
                                    B Certificates, respectively. The Corridor
                                    Cap Agreement is intended to partially
                                    mitigate the interest rate risk that could result from the difference between the related Note Interest Rate on the related
                                    Certificates and the Net Rate Cap with
                                    respect to the mortgage loans.

                                    On each Distribution Date, payments under the Corridor Cap Agreements will be an amount equal to the product of (i) the excess of the minimum of (1) the then current 1-Month LIBOR and (2) 10.50% (or, in the case of the Class A-2 Certificates, 11.50%) for such Distribution Date over the strike rate, (ii) the lesser of (a) the Certificate Principal Balance of the respective class for such Distribution Date and (b) the related notional balance based on a certain prepayment speed for such loans on such Distribution Date as set forth in Exhibit I, and (iii) the actual number of days in the corresponding accrual period divided by 360.

                                    In addition, the Class A-2 Certificates
                                    will benefit from supplemental Corridor Cap
                                    Agreements. On each Distribution Date,
                                    payments under the Class A-2 Corridor Cap
                                    Agreements will be an amount equal to the product of (i) the excess, if any, of (1) the lesser of (a) 1-month LIBOR and (b) 11.50% over (2) 10.50% and (ii) the lesser of (a) the Certificate Principal Balance of the Class A-2 Certificates for such Distribution Date and (b) the related notional balance based on a certain prepayment speed for such loans on such Distribution Date as set forth in Exhibit I, and (iii) the actual number of days in the corresponding accrual period divided by 360.

                                    On each Distribution Date, amounts
                                    received under each Corridor Cap Agreement with respect to such Distribution Date will be allocated in the following order of priority:

                                    1.    first, from payments from the related
                                          Corridor Cap Agreement, (i) to the
                                          holders of the Class A Certificates,
                                          pro rata, and (ii) to the holders of
                                          the Class B-1, Class B-2, Class B-3,
                                          Class B-4, Class B-5, Class B-6, Class
                                          B-7, Class B-8 and Class B-9
                                          Certificates, in that order, the
                                          payment of any related Basis Risk
                                          Carryforward Amounts for such
                                          Distribution Dates, to the extent not
                                          covered by Available Funds as
                                          described above.

                                    2.    second, from any remaining amounts
                                          from payments on the related Corridor
                                          Cap Agreement, (i) to the holders of
                                          the Class A Certificates, pro rata,
                                          and (ii) to the holders of the Class
                                          B-1, Class B-2, Class B-3, Class B-4,
                                          Class B-5, Class B-6, Class B-7, Class
                                          B-8 and Class B-9 Certificates, in
                                          that order, the payment of any
                                          Interest Distribution Amount and
                                          Interest Carryforward Amount for each
                                          such class to the extent not covered
                                          by Available Funds on such
                                          Distribution Date.

                                    3.    third, from any excess amounts
                                          available from the related Corridor
                                          Cap Agreement relating to the (i)
                                          Class A Certificates, pro rata, and
                                          (ii) the Class B-1, Class B-2,
                                          Class B-3, Class B-4, Class B-5,
                                          Class B-6, Class B-7, Class B-8 and
                                          Class B-9 Certificates, in that
                                          order, to the extent not paid
                                          pursuant to clauses first and
                                          second above; and

                                    4.    fourth, from any remaining amounts,
                                          to the holder of the Class B-IO
                                          Certificates.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 24)
--------------------------------------------------------------------------------

SUPPLEMENTAL CARRYOVER RESERVE      On the Closing Date, the Depositor will
FUND:                               establish a Supplemental Carryover Reserve
                                    Fund. For the first Distribution Date and for the Adjustable Rate Certificates, amounts in the Supplemental Carryover
                                    Reserve Fund will be used to cover any
                                    Carryover Shortfall Amounts allocable to the Adjustable Rate Certificates for the first interest accrual period. The reserve fund will be replenished from the Carryover
                                    Shortfall Reserve Fund on future
                                    Distribution Dates and released to the
                                    Depositor, or its designee.

CERTIFICATE PRINCIPAL BALANCE:      With respect to any Certificate as of any
                                    distribution date will equal such
                                    Certificate's initial principal amount on the Closing Date, plus any related Net
                                    Deferred Interest allocated thereto (except with respect to the Class A-4C Certificates) on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate Principal Balance of such
                                    Certificate, and as reduced by (1) all
                                    amounts allocable to principal previously distributed with respect to such
                                    Certificate, and (2) any Applied Realized
                                    Loss Amounts allocated to such class on
                                    previous distribution dates.

NET DEFERRED INTEREST:              With respect to any Certificate as of any
                                    distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related
                                    Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate
                                    Principal Balance of the Certificate
                                    immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

STATIC POOL INFORMATION:            Information concerning the sponsor's prior
                                    residential mortgage loan securitization involving alternative-a negative amortization mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.bearstearns.com/transactions/sami ii/sami2006-ar8/ On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 25)
--------------------------------------------------------------------------------


                                              EXHIBIT I - CORRIDOR CAP TERMS
Distribution    Class A           Class A       Class B-1     Class B-1     Class B-2     Class B-2     Class B-3      Class B-3
   Date        Notional           Strike        Notional       Strike       Notional       Strike       Notional        Strike
25-Nov-06     1,559,982,000.00    100.00      41,832,000.00    100.00     33,117,000.00    100.00       12,201,000.00    100.00
25-Dec-06     1,522,461,563.31      9.24      41,832,000.00     9.24      33,117,000.00     9.24        12,201,000.00     9.24
25-Jan-07     1,490,111,944.68      9.01      41,832,000.00     9.01      33,117,000.00     9.01        12,201,000.00     9.01
25-Feb-07     1,458,490,181.70      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Mar-07     1,427,626,262.98     10.08      41,832,000.00    10.08      33,117,000.00    10.08        12,201,000.00    10.08
25-Apr-07     1,397,360,894.77      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-May-07     1,367,680,502.21      9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Jun-07     1,338,573,290.80      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Jul-07     1,310,019,065.85      9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Aug-07     1,281,997,003.62      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Sep-07     1,254,483,718.02      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Oct-07     1,227,475,838.86      9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Nov-07     1,200,937,832.66      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Dec-07     1,174,818,056.14      9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Jan-08     1,149,197,544.73      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Feb-08     1,124,035,693.56      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Mar-08     1,099,292,649.34      9.74      41,832,000.00     9.74      33,117,000.00     9.74        12,201,000.00     9.74
25-Apr-08     1,074,935,239.68      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-May-08     1,050,862,666.28      9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Jun-08     1,026,961,475.50      9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Jul-08     1,003,093,607.33      9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Aug-08     979,666,902.32        9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Sep-08     956,670,226.74        9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Oct-08     933,929,614.95        9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Nov-08     911,586,342.48        9.11      41,832,000.00     9.11      33,117,000.00     9.11        12,201,000.00     9.11
25-Dec-08     889,348,178.40        9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Jan-09     867,243,499.37        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10
25-Feb-09     845,205,120.57        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10
25-Mar-09     823,002,929.37       10.08      41,832,000.00    10.08      33,117,000.00    10.08        12,201,000.00    10.08
25-Apr-09     800,788,906.19        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10
25-May-09     778,456,969.91        9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Jun-09     755,854,857.80        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10
25-Jul-09     733,599,488.69        9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Aug-09     711,737,665.70        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10
25-Sep-09     690,296,060.12        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10
25-Oct-09     669,302,234.71        9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Nov-09     648,768,108.98        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10
25-Dec-09     628,700,438.26        9.41      41,832,000.00     9.41      33,117,000.00     9.41        12,201,000.00     9.41
25-Jan-10     609,102,961.51        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10
25-Feb-10     589,972,099.94        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10
25-Mar-10     571,291,560.56       10.08      41,832,000.00    10.08      33,117,000.00    10.08        12,201,000.00    10.08
25-Apr-10     553,056,873.10        9.10      41,832,000.00     9.10      33,117,000.00     9.10        12,201,000.00     9.10



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 26)
--------------------------------------------------------------------------------


                                              EXHIBIT I - CORRIDOR CAP TERMS
Distribution    Class A           Class A       Class B-1     Class B-1       Class B-2     Class B-2       Class B-3    Class B-3
   Date        Notional           Strike        Notional       Strike         Notional       Strike         Notional      Strike
25-May-10     535,258,235.08        9.41       41,832,000.00     9.41       33,117,000.00      9.41       12,201,000.00     9.41
25-Jun-10     517,882,224.73        9.10       41,832,000.00     9.10       33,117,000.00      9.10       12,201,000.00     9.10
25-Jul-10     504,403,388.85        9.41       41,036,326.27     9.41       32,487,091.63      9.41       11,968,928.50     9.41
25-Aug-10     492,192,810.55        9.10       40,042,920.42     9.10       31,700,645.34      9.10       11,679,185.12     9.10
25-Sep-10     480,273,677.96        9.10       39,073,225.48     9.10       30,932,970.17      9.10       11,396,357.43     9.10
25-Oct-10     468,638,704.31        9.41       38,126,648.63     9.41       30,183,596.83      9.41       11,120,272.52     9.41
25-Nov-10     457,280,089.94        9.10       37,202,555.30     9.10       29,452,022.95      9.10       10,850,745.30     9.10
25-Dec-10     446,193,293.51        9.41       36,300,576.04     9.41       28,737,956.03      9.41       10,587,668.01     9.41
25-Jan-11     435,372,453.61        9.10       35,420,233.98     9.10       28,041,018.57      9.10       10,330,901.58     9.10
25-Feb-11     424,811,843.23        9.10       34,561,063.20     9.10       27,360,841.70      9.10       10,080,310.10     9.10
25-Mar-11     414,504,788.17       10.08       33,722,520.71    10.08       26,696,995.56     10.08       9,835,735.21     10.08
25-Apr-11     404,445,206.05        9.10       32,904,111.67     9.10       26,049,088.41      9.10       9,597,032.57      9.10
25-May-11     394,627,655.77        9.41       32,105,393.41     9.41       25,416,769.78      9.41       9,364,073.08      9.41
25-Jun-11     385,046,345.97        9.10       31,325,894.77     9.10       24,799,666.70      9.10       9,136,719.31      9.10
25-Jul-11     375,695,623.34        9.41       30,565,155.82     9.41       24,197,415.03      9.41       8,914,837.11      9.41
25-Aug-11     366,569,681.57        9.10       29,822,704.18     9.10       23,609,640.81      9.10       8,698,288.72      9.10
25-Sep-11     357,663,432.90        9.10       29,098,125.93     9.10       23,036,016.36      9.10       8,486,953.40      9.10
25-Oct-11     348,971,618.59        9.41       28,390,993.23     9.41       22,476,202.98      9.41       8,280,706.36      9.41
25-Nov-11     340,489,105.29        9.10       27,700,888.46     9.10       21,929,870.03      9.10       8,079,425.80      9.10
25-Dec-11     332,210,746.37        9.41       27,027,392.92     9.41       21,396,686.06      9.41       7,882,989.60      9.41
25-Jan-12     324,131,791.51        9.10       26,370,120.12     9.10       20,876,345.09      9.10       7,691,285.03      9.10
25-Feb-12     316,247,465.84        9.10       25,728,681.60     9.10       20,368,539.60      9.10       7,504,198.80      9.10
25-Mar-12     308,553,108.40        9.73       25,102,698.17     9.73       19,872,969.39      9.73       7,321,620.30      9.73
25-Apr-12     301,044,169.44        9.10       24,491,799.68     9.10       19,389,341.42      9.10       7,143,441.57      9.10
25-May-12     293,716,207.74        9.41       23,895,624.81     9.41       18,917,369.64      9.41       6,969,557.24      9.41
25-Jun-12     286,564,888.05        9.10       23,313,820.85     9.10       18,456,774.84      9.10       6,799,864.41      9.10
25-Jul-12     279,585,978.56        9.41       22,746,043.52     9.41       18,007,284.46      9.41       6,634,262.69      9.41
25-Aug-12     272,775,348.46        9.10       22,191,956.77     9.10       17,568,632.44      9.10       6,472,654.06      9.10
25-Sep-12     266,128,965.50        9.10       21,651,232.52     9.10       17,140,559.08      9.10       6,314,942.82      9.10
25-Oct-12     259,642,893.67        9.41       21,123,550.58     9.41       16,722,810.88      9.41       6,161,035.59      9.41
25-Nov-12     259,642,893.67        9.10       21,123,550.58     9.10       16,722,810.88      9.10       6,161,035.59      9.10
25-Dec-12     259,642,893.67        9.41       21,123,550.58     9.41       12,781,470.69      9.41       4,691,416.51      9.41
25-Jan-13     258,272,286.68        9.10       15,692,535.93     9.10       12,423,257.61      9.10       4,576,989.65      9.10
25-Feb-13     251,971,200.76        9.10       15,309,684.10     9.10       12,120,166.58      9.10       4,465,324.53      9.10
25-Mar-13     245,822,219.31       10.08       14,936,074.09    10.08       11,824,391.99     10.08       4,356,354.94     10.08
25-Apr-13     239,821,695.09        9.10       14,571,484.29     9.10       11,535,758.39      9.10       4,250,016.25      9.10
25-May-13     233,966,067.94        9.41       14,215,698.38     9.41       11,254,094.55      9.41       4,146,245.36      9.41
25-Jun-13     228,251,862.70        9.10       13,868,505.22     9.10       10,979,233.30      9.10       4,044,980.69      9.10
25-Jul-13     222,675,687.19        9.41       13,529,698.70     9.41       10,711,011.47      9.41       3,946,162.12      9.41
25-Aug-13     217,234,230.27        9.10       13,199,077.64     9.10       10,449,269.80      9.10       3,849,730.98      9.10
25-Sep-13     211,924,259.84        9.10       12,876,445.65     9.10       10,193,852.80      9.10       3,755,629.98      9.10
25-Oct-13     206,742,621.04        9.41       12,561,611.04     9.41        9,944,608.74      9.41       3,663,803.22      9.41
25-Nov-13     201,686,234.32        9.10       12,254,386.71     9.10        9,701,389.48      9.10       3,574,196.12      9.10
25-Dec-13     196,752,093.73        9.41       11,954,590.02     9.41        9,464,050.43      9.41       3,486,755.42      9.41
25-Jan-14     191,937,265.13        9.10       11,662,042.68     9.10        9,232,450.45      9.10       3,401,429.11      9.10


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 27)
--------------------------------------------------------------------------------


                                              EXHIBIT I - CORRIDOR CAP TERMS
Distribution    Class A           Class A       Class B-1     Class B-1     Class B-2     Class B-2     Class B-3      Class B-3
   Date        Notional           Strike        Notional       Strike       Notional       Strike       Notional        Strike
25-Feb-14     187,238,884.45       9.10       11,376,570.67     9.10      9,006,451.78      9.10       3,318,166.45      9.10
25-Mar-14     182,654,156.09      10.08       11,098,004.14    10.08      8,785,919.94     10.08       3,236,917.87     10.08
25-Apr-14     178,180,351.22       9.10       10,826,177.29     9.10      8,570,723.68      9.10       3,157,635.04      9.10
25-May-14     173,814,806.24       9.41       10,560,928.26     9.41      8,360,734.87      9.41       3,080,270.74      9.41
25-Jun-14     169,554,921.19       9.10       10,302,099.10     9.10      8,155,828.46      9.10       3,004,778.90      9.10
25-Jul-14     165,398,158.27       9.41       10,049,535.61     9.41      7,955,882.36      9.41       2,931,114.55      9.41
25-Aug-14     161,342,040.31       9.10       9,803,087.27      9.10      7,760,777.42      9.10       2,859,233.79      9.10
25-Sep-14     157,384,149.38       9.10       9,562,607.16      9.10      7,570,397.34      9.10       2,789,093.76      9.10
25-Oct-14     153,522,125.34       9.41       9,327,951.90      9.41      7,384,628.59      9.41       2,720,652.64      9.41
25-Nov-14     149,753,664.48       9.10       9,098,981.51      9.10      7,203,360.36      9.10       2,653,869.61      9.10
25-Dec-14     146,076,518.16       9.41       8,875,559.35      9.41      7,026,484.49      9.41       2,588,704.81      9.41
25-Jan-15     142,488,491.52       9.10       8,657,552.08      9.10      6,853,895.40      9.10       2,525,119.36      9.10
25-Feb-15     138,987,442.18       9.10       8,444,829.52      9.10      6,685,490.03      9.10       2,463,075.28      9.10




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 28)
--------------------------------------------------------------------------------


                                              EXHIBIT I - CORRIDOR CAP TERMS
Distribution   Class B-4         Class B-4       Class B-5     Class B-5     Class B-6     Class B-6     Class B-7      Class B-7
   Date         Notional           Strike        Notional       Strike       Notional       Strike       Notional        Strike
 25-Nov-06    22,659,000.00        100.00     12,201,000.00    100.00     8,715,000.00      100.00      8,715,000.00     100.00
 25-Dec-06    22,659,000.00         9.24      12,201,000.00     9.24      8,715,000.00       9.24       8,715,000.00       9.24
 25-Jan-07    22,659,000.00         9.01      12,201,000.00     9.01      8,715,000.00       9.01       8,715,000.00       9.01
 25-Feb-07    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Mar-07    22,659,000.00        10.08      12,201,000.00    10.08      8,715,000.00       10.08      8,715,000.00      10.08
 25-Apr-07    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-May-07    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Jun-07    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Jul-07    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Aug-07    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Sep-07    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Oct-07    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Nov-07    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Dec-07    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Jan-08    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Feb-08    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Mar-08    22,659,000.00         9.74      12,201,000.00     9.74      8,715,000.00       9.74       8,715,000.00       9.74
 25-Apr-08    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-May-08    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Jun-08    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Jul-08    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Aug-08    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Sep-08    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Oct-08    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Nov-08    22,659,000.00         9.11      12,201,000.00     9.11      8,715,000.00       9.11       8,715,000.00       9.11
 25-Dec-08    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Jan-09    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-Feb-09    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-Mar-09    22,659,000.00        10.08      12,201,000.00    10.08      8,715,000.00       10.08      8,715,000.00      10.08
 25-Apr-09    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-May-09    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Jun-09    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-Jul-09    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Aug-09    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-Sep-09    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-Oct-09    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Nov-09    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-Dec-09    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Jan-10    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-Feb-10    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-Mar-10    22,659,000.00        10.08      12,201,000.00    10.08      8,715,000.00       10.08      8,715,000.00      10.08
 25-Apr-10    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-May-10    22,659,000.00         9.41      12,201,000.00     9.41      8,715,000.00       9.41       8,715,000.00       9.41
 25-Jun-10    22,659,000.00         9.10      12,201,000.00     9.10      8,715,000.00       9.10       8,715,000.00       9.10
 25-Jul-10    22,228,010.06         9.41      11,968,928.50     9.41      8,549,234.64       9.41       8,549,234.64       9.41
 25-Aug-10    21,689,915.23         9.10      11,679,185.12     9.10      8,342,275.09       9.10       8,342,275.09       9.10



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 29)
--------------------------------------------------------------------------------


                                              EXHIBIT I - CORRIDOR CAP TERMS
Distribution   Class B-4         Class B-4       Class B-5     Class B-5     Class B-6     Class B-6     Class B-7      Class B-7
   Date         Notional           Strike        Notional       Strike       Notional       Strike       Notional        Strike
 25-Sep-10    21,164,663.80       9.10        11,396,357.43       9.10        8,140,255.31       9.10     8,140,255.31       9.10
 25-Oct-10    20,651,934.67       9.41        11,120,272.52       9.41        7,943,051.80       9.41     7,943,051.80       9.41
 25-Nov-10    20,151,384.12       9.10        10,850,745.30       9.10        7,750,532.35       9.10     7,750,532.35       9.10
 25-Dec-10    19,662,812.02       9.41        10,587,668.01       9.41        7,562,620.01       9.41     7,562,620.01       9.41
 25-Jan-11    19,185,960.07       9.10        10,330,901.58       9.10        7,379,215.41       9.10     7,379,215.41       9.10
 25-Feb-11    18,720,575.90       9.10        10,080,310.10       9.10        7,200,221.50       9.10     7,200,221.50       9.10
 25-Mar-11    18,266,365.39      10.08        9,835,735.21       10.08        7,025,525.15       10.08    7,025,525.15      10.08
 25-Apr-11    17,823,060.49       9.10        9,597,032.57        9.10        6,855,023.26       9.10     6,855,023.26       9.10
 25-May-11    17,390,421.43       9.41        9,364,073.08        9.41        6,688,623.63       9.41     6,688,623.63       9.41
 25-Jun-11    16,968,193.00       9.10        9,136,719.31        9.10        6,526,228.08       9.10     6,526,228.08       9.10
 25-Jul-11    16,556,126.07       9.41        8,914,837.11        9.41        6,367,740.80       9.41     6,367,740.80       9.41
 25-Aug-11    16,153,964.76       9.10        8,698,288.72        9.10        6,213,063.37       9.10     6,213,063.37       9.10
 25-Sep-11    15,761,484.88       9.10        8,486,953.40        9.10        6,062,109.57       9.10     6,062,109.57       9.10
 25-Oct-11    15,378,454.67       9.41        8,280,706.36        9.41        5,914,790.26       9.41     5,914,790.26       9.41
 25-Nov-11    15,004,647.92       9.10        8,079,425.80        9.10        5,771,018.43       9.10     5,771,018.43       9.10
 25-Dec-11    14,639,837.83       9.41        7,882,989.60        9.41        5,630,706.86       9.41     5,630,706.86       9.41
 25-Jan-12    14,283,815.06       9.10        7,691,285.03        9.10        5,493,775.02       9.10     5,493,775.02       9.10
 25-Feb-12    13,936,369.20       9.10        7,504,198.80        9.10        5,360,142.00       9.10     5,360,142.00       9.10
 25-Mar-12    13,597,294.84       9.73        7,321,620.30        9.73        5,229,728.79       9.73     5,229,728.79       9.73
 25-Apr-12    13,266,391.49       9.10        7,143,441.57        9.10        5,102,458.27       9.10     5,102,458.27       9.10
 25-May-12    12,943,463.44       9.41        6,969,557.24        9.41        4,978,255.17       9.41     4,978,255.17       9.41
 25-Jun-12    12,628,319.63       9.10        6,799,864.41        9.10        4,857,046.01       9.10     4,857,046.01       9.10
 25-Jul-12    12,320,773.58       9.41        6,634,262.69        9.41        4,738,759.07       9.41     4,738,759.07       9.41
 25-Aug-12    12,020,643.25       9.10        6,472,654.06        9.10        4,623,324.33       9.10     4,623,324.33       9.10
 25-Sep-12    11,727,750.95       9.10        6,314,942.82        9.10        4,510,673.44       9.10     4,510,673.44       9.10
 25-Oct-12    11,441,923.23       9.41        6,161,035.59        9.41        4,400,739.70       9.41     4,400,739.70       9.41
 25-Nov-12    10,973,575.00       9.10        4,808,672.95        9.10        3,434,766.39       9.10     3,434,766.39       9.10
 25-Dec-12    8,712,630.66        9.41        4,691,416.51        9.41        3,351,011.79       9.41     3,351,011.79       9.41
 25-Jan-13    8,500,123.63        9.10        4,576,989.65        9.10        3,269,278.32       9.10     3,269,278.32       9.10
 25-Feb-13    8,292,745.55        9.10        4,465,324.53        9.10        3,189,517.52       9.10     3,189,517.52       9.10
 25-Mar-13    8,090,373.46       10.08        4,356,354.94       10.08        3,111,682.10       10.08    3,111,682.10      10.08
 25-Apr-13    7,892,887.32        9.10        4,250,016.25        9.10        3,035,725.89       9.10     3,035,725.89       9.10
 25-May-13    7,700,169.96        9.41        4,146,245.36        9.41        2,961,603.83       9.41     2,961,603.83       9.41
 25-Jun-13    7,512,106.99        9.10        4,044,980.69        9.10        2,889,271.92       9.10     2,889,271.92       9.10
 25-Jul-13    7,328,586.80        9.41        3,946,162.12        9.41        2,818,687.23       9.41     2,818,687.23       9.41
 25-Aug-13    7,149,500.39        9.10        3,849,730.98        9.10        2,749,807.84       9.10     2,749,807.84       9.10
 25-Sep-13    6,974,741.39        9.10        3,755,629.98        9.10        2,682,592.84       9.10     2,682,592.84       9.10
 25-Oct-13    6,804,205.98        9.41        3,663,803.22        9.41        2,617,002.30       9.41     2,617,002.30       9.41
 25-Nov-13    6,637,792.80        9.10        3,574,196.12        9.10        2,552,997.23       9.10     2,552,997.23       9.10
 25-Dec-13    6,475,402.93        9.41        3,486,755.42        9.41        2,490,539.59       9.41     2,490,539.59       9.41
 25-Jan-14    6,316,939.78        9.10        3,401,429.11        9.10        2,429,592.22       9.10     2,429,592.22       9.10
 25-Feb-14    6,162,309.11        9.10        3,318,166.45        9.10        2,370,118.89       9.10     2,370,118.89       9.10
 25-Mar-14    6,011,418.91       10.08        3,236,917.87       10.08        2,312,084.20       10.08    2,312,084.20      10.08
 25-Apr-14    5,864,179.36        9.10        3,157,635.04        9.10        2,255,453.60       9.10     2,255,453.60       9.10
 25-May-14    5,720,502.81        9.41        3,080,270.74        9.41        2,200,193.39       9.41     2,200,193.39       9.41
 25-Jun-14    5,580,303.68        9.10        3,004,778.90        9.10        2,146,270.65       9.10     2,146,270.65       9.10
 25-Jul-14    5,443,498.45        9.41        2,931,114.55        9.41        2,093,653.25       9.41     2,093,653.25       9.41



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 30)
--------------------------------------------------------------------------------


                                              EXHIBIT I - CORRIDOR CAP TERMS
Distribution   Class B-4         Class B-4       Class B-5     Class B-5     Class B-6     Class B-6     Class B-7      Class B-7
   Date         Notional           Strike        Notional       Strike       Notional       Strike       Notional        Strike
 25-Aug-14    5,310,005.60          9.10       2,859,233.79    9.10       2,042,309.85      9.10        2,042,309.85     9.10
 25-Sep-14    5,179,745.55          9.10       2,789,093.76    9.10       1,992,209.83      9.10        1,992,209.83     9.10
 25-Oct-14    5,052,640.61          9.41       2,720,652.64    9.41       1,943,323.31      9.41        1,943,323.31     9.41
 25-Nov-14    4,928,614.98          9.10       2,653,869.61    9.10       1,895,621.15      9.10        1,895,621.15     9.10
 25-Dec-14    4,807,594.65          9.41       2,588,704.81    9.41       1,849,074.87      9.41        1,849,074.87     9.41
 25-Jan-15    4,689,507.38          9.10       2,525,119.36    9.10       1,803,656.68      9.10        1,803,656.68     9.10
 25-Feb-15    4,574,282.66          9.10       2,463,075.28    9.10       1,759,339.48      9.10        1,759,339.48     9.10






                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 31)
--------------------------------------------------------------------------------


                                              EXHIBIT I - CORRIDOR CAP TERMS
Distribution   Class B-8         Class B-8       Class B-9     Class B-9     Class A-2     Class A-2
   Date         Notional           Strike        Notional       Strike        Strike       Notional

 25-Nov-06    8,715,000.00        100.00       10,458,000.00   100.00       243,840,000.00    100.00
 25-Dec-06    8,715,000.00         9.24        10,458,000.00    9.24        237,975,199.46     10.50
 25-Jan-07    8,715,000.00         9.01        10,458,000.00    9.01        232,918,646.88     10.50
 25-Feb-07    8,715,000.00         9.11        10,458,000.00    9.11        227,975,865.05     10.50
 25-Mar-07    8,715,000.00         10.08       10,458,000.00    10.08       223,151,541.47     10.50
 25-Apr-07    8,715,000.00         9.11        10,458,000.00    9.11        218,420,777.02     10.50
 25-May-07    8,715,000.00         9.41        10,458,000.00    9.41        213,781,449.82     10.50
 25-Jun-07    8,715,000.00         9.11        10,458,000.00    9.11        209,231,716.28     10.50
 25-Jul-07    8,715,000.00         9.41        10,458,000.00    9.41        204,768,419.77     10.50
 25-Aug-07    8,715,000.00         9.11        10,458,000.00    9.11        200,388,305.35     10.50
 25-Sep-07    8,715,000.00         9.11        10,458,000.00    9.11        196,087,717.55     10.50
 25-Oct-07    8,715,000.00         9.41        10,458,000.00    9.41        191,866,129.58     10.50
 25-Nov-07    8,715,000.00         9.11        10,458,000.00    9.11        187,717,987.20     10.50
 25-Dec-07    8,715,000.00         9.41        10,458,000.00    9.41        183,635,218.10     10.50
 25-Jan-08    8,715,000.00         9.11        10,458,000.00    9.11        179,630,488.88     10.50
 25-Feb-08    8,715,000.00         9.11        10,458,000.00    9.11        175,697,452.61     10.50
 25-Mar-08    8,715,000.00         9.74        10,458,000.00    9.74        171,829,879.84     10.50
 25-Apr-08    8,715,000.00         9.11        10,458,000.00    9.11        168,022,585.42     10.50
 25-May-08    8,715,000.00         9.41        10,458,000.00    9.41        164,259,813.60     10.50
 25-Jun-08    8,715,000.00         9.11        10,458,000.00    9.11        160,523,830.52     10.50
 25-Jul-08    8,715,000.00         9.41        10,458,000.00    9.41        156,793,056.08     10.50
 25-Aug-08    8,715,000.00         9.11        10,458,000.00    9.11        153,131,239.63     10.50
 25-Sep-08    8,715,000.00         9.11        10,458,000.00    9.11        149,536,640.86     10.50
 25-Oct-08    8,715,000.00         9.41        10,458,000.00    9.41        145,982,067.30     10.50
 25-Nov-08    8,715,000.00         9.11        10,458,000.00    9.11        142,489,601.64     10.50
 25-Dec-08    8,715,000.00         9.41        10,458,000.00    9.41        139,013,565.43     10.50
 25-Jan-09    8,715,000.00         9.10        10,458,000.00    9.10        135,558,394.19     10.50
 25-Feb-09    8,715,000.00         9.10        10,458,000.00    9.10        132,113,586.31     10.50
 25-Mar-09    8,715,000.00         10.08       10,458,000.00    10.08       128,643,173.00     10.50
 25-Apr-09    8,715,000.00         9.10        10,458,000.00    9.10        125,170,910.23     10.50
 25-May-09    8,715,000.00         9.41        10,458,000.00    9.41        121,680,216.53     10.50
 25-Jun-09    8,715,000.00         9.10        10,458,000.00    9.10        118,147,291.78     10.50
 25-Jul-09    8,715,000.00         9.41        10,458,000.00    9.41        114,668,566.25     10.50
 25-Aug-09    8,715,000.00         9.10        10,458,000.00    9.10        111,251,355.72     10.50
 25-Sep-09    8,715,000.00         9.10        10,458,000.00    9.10        107,899,829.16     10.50
 25-Oct-09    8,715,000.00         9.41        10,458,000.00    9.41        104,618,294.90     10.50
 25-Nov-09    8,715,000.00         9.10        10,458,000.00    9.10        101,408,616.06     10.50
 25-Dec-09    8,715,000.00         9.41        10,458,000.00    9.41        98,271,848.56      10.50
 25-Jan-10    8,715,000.00         9.10        10,458,000.00    9.10        95,208,576.85      10.50
 25-Feb-10    8,715,000.00         9.10        10,458,000.00    9.10        92,218,241.52      10.50
 25-Mar-10    8,715,000.00         10.08       10,458,000.00    10.08       89,298,295.83      10.50
 25-Apr-10    8,715,000.00         9.10        10,458,000.00    9.10        86,448,041.03      10.50
 25-May-10    8,715,000.00         9.41        10,458,000.00    9.41        83,665,944.89      10.50
 25-Jun-10    8,715,000.00         9.10        10,458,000.00    9.10        80,949,909.47      10.50
 25-Jul-10    8,549,234.64         9.41        10,259,081.57    9.41        78,843,039.43      10.50
 25-Aug-10    8,342,275.09         9.10        10,010,730.11    9.10        76,934,410.09      10.50



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 32)
--------------------------------------------------------------------------------


                                              EXHIBIT I - CORRIDOR CAP TERMS
Distribution   Class B-8         Class B-8       Class B-9     Class B-9     Class A-2     Class A-2
   Date         Notional           Strike        Notional       Strike        Strike       Notional
 25-Sep-10    8,140,255.31         9.10        9,768,306.37     9.10        75,071,336.49   10.50
 25-Oct-10    7,943,051.80         9.41        9,531,662.16     9.41        73,252,679.62   10.50
 25-Nov-10    7,750,532.35         9.10        9,300,638.83     9.10        71,477,220.33   10.50
 25-Dec-10    7,562,620.01         9.41        9,075,144.01     9.41        69,744,248.77   10.50
 25-Jan-11    7,379,215.41         9.10        8,855,058.50     9.10        68,052,848.74   10.50
 25-Feb-11    7,200,221.50         9.10        8,640,265.80     9.10        66,402,125.06   10.50
 25-Mar-11    7,025,525.15         10.08       8,430,630.18     10.08       64,791,034.48   10.50
 25-Apr-11    6,855,023.26         9.10        8,226,027.92     9.10        63,218,626.27   10.50
 25-May-11    6,688,623.63         9.41        8,026,348.35     9.41        61,684,049.93   10.50
 25-Jun-11    6,526,228.08         9.10        7,831,473.69     9.10        60,186,400.23   10.50
 25-Jul-11    6,367,740.80         9.41        7,641,288.96     9.41        58,724,793.49   10.50
 25-Aug-11    6,213,063.37         9.10        7,455,676.05     9.10        57,298,322.13   10.50
 25-Sep-11    6,062,109.57         9.10        7,274,531.48     9.10        55,906,190.89   10.50
 25-Oct-11    5,914,790.26         9.41        7,097,748.31     9.41        54,547,577.78   10.50
 25-Nov-11    5,771,018.43         9.10        6,925,222.12     9.10        53,221,680.40   10.50
 25-Dec-11    5,630,706.86         9.41        6,756,848.23     9.41        51,927,694.29   10.50
 25-Jan-12    5,493,775.02         9.10        6,592,530.03     9.10        50,664,876.93   10.50
 25-Feb-12    5,360,142.00         9.10        6,432,170.40     9.10        49,432,481.96   10.50
 25-Mar-12    5,229,728.79         9.73        6,275,674.54     9.73        48,229,780.83   10.50
 25-Apr-12    5,102,458.27         9.10        6,122,949.92     9.10        47,056,062.36   10.50
 25-May-12    4,978,255.17         9.41        5,973,906.20     9.41        45,910,632.36   10.50
 25-Jun-12    4,857,046.01         9.10        5,828,455.21     9.10        44,792,813.19   10.50
 25-Jul-12    4,738,759.07         9.41        5,686,510.88     9.41        43,701,943.36   10.50
 25-Aug-12    4,623,324.33         9.10        5,547,989.19     9.10        42,637,377.21   10.50
 25-Sep-12    4,510,673.44         9.10        5,412,808.13     9.10        41,598,484.44   10.50
 25-Oct-12    4,400,739.70         9.41        5,280,887.65     9.41        40,584,649.82   10.50
 25-Nov-12    3,434,766.39         9.10        4,121,719.67     9.10        40,584,649.82   10.50
 25-Dec-12    3,351,011.79         9.41        4,021,214.15     9.41        40,584,649.82   10.50
 25-Jan-13    3,269,278.32         9.10        3,923,133.98     9.10        40,370,410.93   10.50
 25-Feb-13    3,189,517.52         9.10        3,827,421.03     9.10        39,385,491.37   10.50
 25-Mar-13    3,111,682.10         10.08       3,731,728.41     10.08       38,424,347.18   10.50
 25-Apr-13    3,035,725.89         9.10        3,427,904.05     9.10        37,486,408.26   10.50
 25-May-13    2,961,603.83         9.41        3,131,416.25     9.41        36,571,118.13   10.50
 25-Jun-13    2,889,271.92         9.10        2,842,089.06     9.10        35,677,933.59   10.50
 25-Jul-13    2,818,687.23         9.41        2,559,750.73     9.41        34,806,324.41   10.50
 25-Aug-13    2,749,807.84         9.10        2,284,233.60     9.10        33,955,773.02   10.50
 25-Sep-13    2,682,592.84         9.10        2,015,374.03     9.10        33,125,774.22   10.50
 25-Oct-13    2,617,002.30         9.41        1,753,012.26     9.41        32,315,834.87   10.50
 25-Nov-13    2,552,997.23         9.10        1,496,992.38     9.10        31,525,473.61   10.50
 25-Dec-13    2,490,539.59         9.41        1,247,162.19     9.41        30,754,220.58   10.50
 25-Jan-14    2,429,592.22         9.10        1,003,373.11     9.10        30,001,617.15   10.50
 25-Feb-14    2,370,118.89         9.10         765,480.14      9.10        29,267,215.64   10.50
 25-Mar-14    2,312,084.20         10.08        533,341.72      10.08       28,550,579.06   10.50
 25-Apr-14    2,255,453.60         9.10         306,819.69      9.10        27,851,280.88   10.50
 25-May-14    2,200,193.39         9.41          85,779.18      9.41        27,168,904.74   10.50
 25-Jun-14    2,016,359.20         9.10              0          9.10        26,503,044.26   10.50
 25-Jul-14    1,753,272.55         9.41              0          9.41        25,853,302.74   10.50



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 33)
--------------------------------------------------------------------------------


                                              EXHIBIT I - CORRIDOR CAP TERMS
Distribution      Class B-8         Class B-8    Class B-9     Class B-9        Class A-2      Class A-2
   Date            Notional           Strike     Notional       Strike           Strike        Notional
 25-Aug-14       1,496,555.84         9.10           0           9.10        25,219,292.99      10.50
 25-Sep-14       1,246,056.04         9.10           0           9.10        24,600,637.05      10.50
 25-Oct-14       1,001,623.78         9.41           0           9.41        23,996,966.02      10.50
 25-Nov-14       763,113.25           9.10           0           9.10        23,407,919.80      10.50
 25-Dec-14       530,382.12           9.41           0           9.41        22,833,146.91      10.50
 25-Jan-15       303,291.49           9.10           0           9.10        22,272,304.28      10.50
 25-Feb-15        81,705.77           9.10           0           9.10        21,725,057.02      10.50



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 34)
--------------------------------------------------------------------------------


                    EXHIBIT II- AVAILABLE FUNDS CAP SCHEDULE


                CLASS A-1A  CLASS A-1B  CLASS A-2  CLASS A-3   CLASS A-4A
 DISTRIBUTION   EFFECTIVE   EFFECTIVE  EFFECTIVE   EFFECTIVE   EFFECTIVE
     DATE         COUPON     COUPON      COUPON      COUPON     COUPON
  25-Nov-06        5.53       5.45        5.54        5.57       5.58
  25-Dec-06       10.50       10.50      11.50       10.50       10.50
  Thereafter      10.50       10.50      11.50       10.50       10.50


                CLASS A-4B  CLASS A-4C CLASS A-5   CLASS A-6A  CLASS A-6B
 DISTRIBUTION   EFFECTIVE   EFFECTIVE  EFFECTIVE   EFFECTIVE   EFFECTIVE
     DATE         COUPON     COUPON      COUPON      COUPON     COUPON
  25-Nov-06        5.49       5.57        5.59        5.61       5.53
  25-Dec-06       10.50       10.50      10.50       10.50       10.50
  Thereafter      10.50       10.50      10.50       10.50       10.50

                CLASS B-1   CLASS B-2  CLASS B-3   CLASS B-4   CLASS B-5
 DISTRIBUTION   EFFECTIVE   EFFECTIVE  EFFECTIVE   EFFECTIVE   EFFECTIVE
     DATE         COUPON     COUPON      COUPON      COUPON     COUPON
  25-Nov-06        5.69       5.71        5.74        5.87       5.89
  25-Dec-06       10.50       10.50      10.50       10.50       10.50
  Thereafter      10.50       10.50      10.50       10.50       10.50

                CLASS B-6   CLASS B-7  CLASS B-8   CLASS B-9
 DISTRIBUTION   EFFECTIVE   EFFECTIVE  EFFECTIVE   EFFECTIVE
     DATE         COUPON     COUPON      COUPON      COUPON
     ----         ------     ------      ------      ------
  25-Nov-06        5.94       6.45        6.75        7.43
  25-Dec-06       10.50       10.50      10.50       10.50
  Thereafter      10.50       10.50      10.50       10.50



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 35)
--------------------------------------------------------------------------------


                           EXHIBIT III - YIELD TABLES
Class A-1A to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14        5.52         4.03         3.11        2.49         2.04         1.39          1
Prin. Start Date     11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006
Prin. End Date       5/25/2026   10/25/2020   4/25/2017    2/25/2015   7/25/2013    6/25/2012    11/25/2010  10/25/2009
Prin. Window Len       235          168          126         100          81           68           49          36
Yield                  5.67        5.67         5.67         5.67        5.67         5.67         5.67        5.66

Class A-1B to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14        5.52         4.03         3.11        2.49         2.04         1.39          1
Prin. Start Date     11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006
Prin. End Date       5/25/2026   10/25/2020   4/25/2017    2/25/2015   7/25/2013    6/25/2012    11/25/2010  10/25/2009
Prin. Window Len       235          168          126         100          81           68           49          36
Yield                  5.59        5.59         5.59         5.59        5.59         5.59         5.58        5.58

Class A-2 to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14        5.52         4.03         3.11        2.49         2.04         1.39          1
Prin. Start Date     11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006
Prin. End Date       5/25/2026   10/25/2020   4/25/2017    2/25/2015   7/25/2013    6/25/2012    11/25/2010  10/25/2009
Prin. Window Len       235          168          126         100          81           68           49          36
Yield                  5.68        5.68         5.68         5.68        5.68         5.68         5.68        5.67

Class A-3 to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14        5.52         4.03         3.11        2.49         2.04         1.39          1
Prin. Start Date     11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006
Prin. End Date       5/25/2026   10/25/2020   4/25/2017    2/25/2015   7/25/2013    6/25/2012    11/25/2010  10/25/2009
Prin. Window Len       235          168          126         100          81           68           49          36
Yield                  5.72        5.72         5.71         5.71        5.71         5.71         5.71         5.7

Class A-4A to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14        5.52         4.03         3.11        2.49         2.04         1.39          1
Prin. Start Date     11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006
Prin. End Date       5/25/2026   10/25/2020   4/25/2017     2/25/2015 7/25/2013    6/25/2012     11/25/2010  10/25/2009
Prin. Window Len       235          168          126         100          81           68           49          36
Yield                  5.73        5.73         5.72         5.72        5.72         5.72         5.72        5.71

Class A-4B to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14        5.52         4.03         3.11        2.49         2.04         1.39          1
Prin. Start Date     11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006   11/25/2006   11/25/2006  11/25/2006
Prin. End Date       5/25/2026   10/25/2020    4/25/2017    2/25/2015   7/25/2013    6/25/2012   11/25/2010  10/25/2009
Prin. Window Len       235         168          126          100          81           68           49          36
Yield                  5.63       5.63         5.63         5.63         5.63         5.63        5.63        5.62


                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 36)
--------------------------------------------------------------------------------

Class A-4C to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14           5.52         4.03       3.11        2.49       2.04           1.39        1
Prin. Start Date     11/25/2006   11/25/2006   11/25/2006 11/25/2006  11/25/2006  11/25/2006   11/25/2006    11/25/2006
Prin. End Date       5/25/2026    10/25/2020    4/25/2017  2/25/2015   7/25/2013   6/25/2012   11/25/2010    10/25/2009
Prin. Window Len        235           168          126         100         81         68             49        36
Yield                  5.72          5.72          5.71        5.71       5.71       5.71           5.71       5.7

Class A-5 to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14          5.52          4.03       3.11        2.49       2.04           1.39       1
Prin. Start Date     11/25/2006   11/25/2006   11/25/2006 11/25/2006  11/25/2006   11/25/2006  11/25/2006    11/25/2006
Prin. End Date       5/25/2026    10/25/2020    4/25/2017  2/25/2015   7/25/2013    6/25/2012  11/25/2010    10/25/2009
Prin. Window Len       235            168           126       100          81         68            49         36
Yield                 5.74           5.74          5.74       5.73        5.73       5.73          5.73        5.72

Class A-6A to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14          5.52          4.03       3.11        2.49       2.04         1.39           1
Prin. Start Date     11/25/2006   11/25/2006   11/25/2006 11/25/2006  11/25/2006   11/25/2006   11/25/2006   11/25/2006
Prin. End Date       5/25/2026    10/25/2020    4/25/2017  2/25/2015   7/25/2013    6/25/2012   11/25/2010  10/25/2009
Prin. Window Len       235            168           126       100         81         68            49          36
Yield                  5.76          5.76          5.76       5.76       5.75       5.75          5.75        5.75

Class A-6B to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life              8.14          5.52          4.03       3.11       2.49       2.04          1.39         1
Prin. Start Date     11/25/2006   11/25/2006   11/25/2006 11/25/2006   11/25/2006  11/25/2006   11/25/2006   11/25/2006
Prin. End Date       5/25/2026    10/25/2020    4/25/2017  2/25/2015    7/25/2013   6/25/2012   11/25/2010   10/25/2009
Prin. Window Len       235            168           126       100         81         68            49          36
Yield                  5.67          5.67          5.67       5.67       5.67       5.67          5.67        5.66

Class B-1 to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life             13.65          9.61          7.46       6.02       4.97        4.3          3.85        3.06
Prin. Start Date     3/25/2014   12/25/2012    6/25/2011   6/25/2010   11/25/2009  1/25/2010    6/25/2010  10/25/2009
Prin. End Date       5/25/2026   10/25/2020    4/25/2017  2/25/2015     7/25/2013  6/25/2012   11/25/2010  11/25/2009
Prin. Window Len       147            95             71         57        45         30            6           2
Yield                  5.84          5.84          5.84       5.84       5.84       5.84          5.84        5.84

Class B-2 to Call
Price: 100-00        10.00% CPR   15.00% CPR  20.00% CPR  25.00% CPR   30.00% CPR  35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life             13.65           9.6         7.44       6.01        4.97       4.28          3.69        3.07
Prin. Start Date     3/25/2014    11/25/2012    6/25/2011  6/25/2010   11/25/2009  12/25/2009   3/25/2010  11/25/2009
Prin. End Date       5/25/2026    10/25/2020    4/25/2017  2/25/2015    7/25/2013   6/25/2012  11/25/2010  11/25/2009
Prin. Window Len       147            96            71         57         45         31             9          1
Yield                  5.86          5.86          5.86       5.86       5.86       5.86           5.86       5.86




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 37)
--------------------------------------------------------------------------------

Class B-3 to Call
Price: 100-00        10.00% CPR    15.00% CPR  20.00% CPR    25.00% CPR  30.00% CPR   35.00% CPR  45.00% CPR   55.00% CPR
Avg. Life             13.65          9.59         7.43         6.01        4.97         4.27         3.61        3.07
Prin. Start Date     3/25/2014     11/25/2012   6/25/2011    6/25/2010   11/25/2009   12/25/2009   3/25/2010   11/25/2009
Prin. End Date       5/25/2026     10/25/2020   4/25/2017    2/25/2015   7/25/2013    6/25/2012    11/25/2010  11/25/2009
Prin. Window Len       147            96           71           57          45           31           9            1
Yield                  5.89          5.89         5.89         5.89        5.89         5.89         5.89        5.89

Class B-4 to Call
Price: 100-00        10.00% CPR    15.00% CPR  20.00% CPR    25.00% CPR  30.00% CPR   35.00% CPR  45.00% CPR   55.00% CPR
Avg. Life             13.65          9.59         7.43         6.01        4.96         4.27         3.57        3.07
Prin. Start Date     3/25/2014     11/25/2012   6/25/2011    6/25/2010   11/25/2009   12/25/2009   2/25/2010   11/25/2009
Prin. End Date       5/25/2026     10/25/2020   4/25/2017    2/25/2015   7/25/2013    6/25/2012    11/25/2010  11/25/2009
Prin. Window Len       147            96           71           57          45           31           10           1
Yield                  6.03          6.03         6.03         6.03        6.03         6.03         6.03        6.03

Class B-5 to Call
Price: 100-00        10.00% CPR    15.00% CPR  20.00% CPR    25.00% CPR  30.00% CPR   35.00% CPR  45.00% CPR   55.00% CPR
Avg. Life             13.65          9.59         7.43          6          4.96         4.26         3.51        3.07
Prin. Start Date     3/25/2014     10/25/2012   6/25/2011    6/25/2010   11/25/2009   11/25/2009   1/25/2010   11/25/2009
Prin. End Date       5/25/2026     10/25/2020   4/25/2017    2/25/2015   7/25/2013    6/25/2012    11/25/2010  11/25/2009
Prin. Window Len       147            97           71           57          45           32           11           1
Yield                  6.05          6.05         6.05         6.05        6.05         6.05         6.05        6.05

Class B-6 to Call
Price: 100-00        10.00% CPR    15.00% CPR  20.00% CPR    25.00% CPR  30.00% CPR   35.00% CPR  45.00% CPR   55.00% CPR
Avg. Life             13.65          9.58         7.42          6          4.96         4.25         3.51        3.07
Prin. Start Date     3/25/2014     10/25/2012   6/25/2011    6/25/2010   11/25/2009   11/25/2009   1/25/2010   11/25/2009
Prin. End Date       5/25/2026     10/25/2020   4/25/2017    2/25/2015   7/25/2013    6/25/2012    11/25/2010  11/25/2009
Prin. Window Len       147            97           71           57          45           32           11           1
Yield                  6.1            6.1          6.1         6.1          6.1          6.1         6.1          6.1

Class B-7 to Call
Price: 100-00        10.00% CPR    15.00% CPR  20.00% CPR    25.00% CPR  30.00% CPR   35.00% CPR  45.00% CPR   55.00% CPR
Avg. Life             13.65          9.58         7.42          6          4.96         4.25         3.46        3.07
Prin. Start Date     3/25/2014     10/25/2012   6/25/2011    6/25/2010   11/25/2009   11/25/2009   12/25/2009  11/25/2009
Prin. End Date       5/25/2026     10/25/2020   4/25/2017    2/25/2015   7/25/2013    6/25/2012    11/25/2010  11/25/2009
Prin. Window Len       147            97           71           57          45           32           12           1
Yield                  6.63          6.63         6.63         6.63        6.63         6.63         6.63        6.63

Class B-8 to Call
Price: 100-00        10.00% CPR    15.00% CPR  20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR  45.00% CPR   55.00% CPR
Avg. Life              13.5          9.45         7.33        5.92         4.9          4.25         3.46        3.07
Prin. Start Date     3/25/2014     10/25/2012   6/25/2011   6/25/2010   11/25/2009    11/25/2009  12/25/2009   11/25/2009
Prin. End Date       5/25/2026     10/25/2020   4/25/2017   2/25/2015    7/25/2013     6/25/2012  11/25/2010   11/25/2009
Prin. Window Len       147            97           71          57          45            32         12            1
Yield                  6.95          6.94         6.94        6.94        6.94          6.94       6.94         6.95



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 38)
--------------------------------------------------------------------------------

Class B-9 to Call
Price: 100-00        10.00% CPR   15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR     35.00% CPR      45.00% CPR   55.00% CPR
Avg. Life             12.99         9.05          7.02           5.67          4.78           4.13           3.37          3.07
Prin. Start Date     3/25/2014    10/25/2012    6/25/2011      6/25/2010     11/25/2009     11/25/2009     11/25/20091    1/25/2009
Prin. End Date       11/25/2024   7/25/2019     5/25/2016      5/25/2014     12/25/2012     6/25/2012      11/25/20101    1/25/2009
Prin. Window Len       129           82            60             48            38             32             13             1
Yield                  7.66         7.66          7.65           7.65          7.65           7.65           7.65          7.66

Class A-1A to
Maturity
Price: 100-00        10.00% CPR   15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR     35.00% CPR      45.00% CPR   55.00% CPR
Avg. Life              8.54          5.9          4.35           3.37          2.71           2.22           1.52            1
Prin. Start Date     11/25/2006   11/25/2006    11/25/2006     11/25/2006    11/25/2006     11/25/2006     11/25/20061    1/25/2006
Prin. End Date       8/25/2038    9/25/2033     11/25/2028     9/25/2024     7/25/2021      2/25/2019      10/25/20151    0/25/2009
Prin. Window Len       382           323           265           215            177            148           108            36
Yield                  5.68         5.68          5.68           5.68          5.68           5.68           5.68          5.66

Class A-1B to
Maturity
Price: 100-00        10.00% CPR   15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR     35.00% CPR      45.00% CPR   55.00% CPR
Avg. Life              8.54          5.9          4.35           3.37          2.71           2.22           1.52            1
Prin. Start Date     11/25/2006   11/25/2006    11/25/2006     11/25/2006    11/25/2006     11/25/2006     11/25/20061    1/25/2006
Prin. End Date       8/25/2038    9/25/2033     11/25/2028     9/25/2024     7/25/2021      2/25/2019      10/25/20151    0/25/2009
Prin. Window Len       382           323           265           215            177            148           108            36
Yield                  5.59         5.59           5.6           5.6            5.6           5.59           5.59          5.58

Class A-2 to
Maturity
Price: 100-00        10.00% CPR   15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR     35.00% CPR      45.00% CPR   55.00% CPR
Avg. Life              8.54          5.9          4.35           3.37          2.71           2.22           1.52            1
Prin. Start Date     11/25/2006   11/25/2006    11/25/2006     11/25/2006    11/25/2006     11/25/2006     11/25/20061    1/25/2006
Prin. End Date       8/25/2038    9/25/2033     11/25/2028     9/25/2024     7/25/2021      2/25/2019      10/25/20151    0/25/2009
Prin. Window Len       382           323           265           215            177            148           108            36
Yield                  5.69         5.69          5.69           5.69          5.69           5.69           5.69          5.67

Class A-3 to
Maturity
Price: 100-00        10.00% CPR   15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR     35.00% CPR      45.00% CPR   55.00% CPR
Avg. Life              8.54          5.9          4.35           3.37          2.71           2.22           1.52            1
Prin. Start Date     11/25/2006   11/25/2006    11/25/2006     11/25/2006    11/25/2006     11/25/2006     11/25/20061    1/25/2006
Prin. End Date       8/25/2038    9/25/2033     11/25/2028     9/25/2024     7/25/2021      2/25/2019      10/25/20151    0/25/2009
Prin. Window Len       382           323           265           215            177            148           108            36
Yield                  5.72         5.72          5.73           5.73          5.73           5.73           5.73           5.7

Class A-4A to
Maturity
Price: 100-00        10.00% CPR   15.00% CPR    20.00% CPR     25.00% CPR    30.00% CPR     35.00% CPR      45.00% CPR   55.00% CPR
Avg. Life              8.54          5.9          4.35           3.37          2.71           2.22           1.52            1
Prin. Start Date     11/25/2006   11/25/2006    11/25/2006     11/25/2006    11/25/2006     11/25/2006     11/25/20061    1/25/2006
Prin. End Date       8/25/2038    9/25/2033     11/25/2028     9/25/2024     7/25/2021      2/25/2019      10/25/20151    0/25/2009
Prin. Window Len       382           323           265           215            177            148           108            36
Yield                  5.73         5.73          5.74           5.74          5.74           5.74           5.74          5.71



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 39)
--------------------------------------------------------------------------------


Class A-4B to
Maturity
Price: 100-00        10.00% CPR    15.00% CPR     20.00% CPR     25.00% CPR    30.00% CPR   35.00% CPR    45.00% CPR  55.00% CPR
Avg. Life              8.54           5.9           4.35           3.37          2.71         2.22           1.52          1
Prin. Start Date     11/25/2006    11/25/2006     11/25/2006     11/25/2006    11/25/2006   11/25/2006     11/25/200  611/25/2006
Prin. End Date       8/25/2038     9/25/2033      11/25/2028     9/25/2024     7/25/2021    2/25/2019      10/25/201  510/25/2009
Prin. Window Len       382            323            265           215            177          148           108          36
Yield                  5.64          5.64           5.64           5.64          5.64         5.64           5.64        5.62

Class A-4C to
Maturity
Price: 100-00        10.00% CPR    15.00% CPR     20.00% CPR     25.00% CPR    30.00% CPR   35.00% CPR    45.00% CPR  55.00% CPR
Avg. Life              8.54           5.9           4.35           3.37          2.71         2.22           1.52          1
Prin. Start Date     11/25/2006    11/25/2006     11/25/2006     11/25/2006    11/25/2006   11/25/2006     11/25/200  611/25/2006
Prin. End Date       8/25/2038     9/25/2033      11/25/2028     9/25/2024     7/25/2021    2/25/2019      10/25/201  510/25/2009
Prin. Window Len       382            323            265           215            177          148           108          36
Yield                  5.72          5.72           5.73           5.73          5.73         5.73           5.73         5.7

Class A-5 to
Maturity
Price: 100-00        10.00% CPR    15.00% CPR     20.00% CPR     25.00% CPR    30.00% CPR   35.00% CPR    45.00% CPR  55.00% CPR
Avg. Life              8.54           5.9           4.35           3.37          2.71         2.22           1.52          1
Prin. Start Date     11/25/2006    11/25/2006     11/25/2006     11/25/2006    11/25/2006   11/25/2006     11/25/200  611/25/2006
Prin. End Date       8/25/2038     9/25/2033      11/25/2028     9/25/2024     7/25/2021    2/25/2019      10/25/201  510/25/2009
Prin. Window Len       382            323            265           215            177          148           108          36
Yield                  5.74          5.74           5.75           5.75          5.75         5.75           5.75        5.72

Class A-6A to
Maturity
Price: 100-00        10.00% CPR    15.00% CPR     20.00% CPR     25.00% CPR    30.00% CPR   35.00% CPR    45.00% CPR  55.00% CPR
Avg. Life              8.54           5.9           4.35           3.37          2.71         2.22           1.52          1
Prin. Start Date     11/25/2006    11/25/2006     11/25/2006     11/25/2006    11/25/2006   11/25/2006     11/25/200  611/25/2006
Prin. End Date       8/25/2038     9/25/2033      11/25/2028     9/25/2024     7/25/2021    2/25/2019      10/25/201  510/25/2009
Prin. Window Len       382            323            265           215            177          148           108          36
Yield                  5.76          5.77           5.77           5.77          5.77         5.77           5.77        5.75

Class A-6B to
Maturity
Price: 100-00        10.00% CPR    15.00% CPR     20.00% CPR     25.00% CPR    30.00% CPR   35.00% CPR    45.00% CPR  55.00% CPR
Avg. Life              8.54           5.9           4.35           3.37          2.71         2.22           1.52          1
Prin. Start Date     11/25/2006    11/25/2006     11/25/2006     11/25/2006    11/25/2006   11/25/2006     11/25/200  611/25/2006
Prin. End Date       8/25/2038     9/25/2033      11/25/2028     9/25/2024     7/25/2021    2/25/2019      10/25/201  510/25/2009
Prin. Window Len       382            323            265           215            177          148           108          36
Yield                  5.68          5.68           5.68           5.68          5.68         5.68           5.68        5.66

Class B-1 to
Maturity
Price: 100-00        10.00% CPR    15.00% CPR     20.00% CPR     25.00% CPR    30.00% CPR   35.00% CPR    45.00% CPR  55.00% CPR
Avg. Life             14.45          10.34          8.05           6.49          5.36         4.65           4.15        5.16
Prin. Start Date     3/25/2014     12/25/2012     6/25/2011      6/25/2010     11/25/2009   1/25/2010      6/25/2010   10/25/2009
Prin. End Date       8/25/2033     11/25/2027     2/25/2023      10/25/2019    5/25/2017    8/25/2015      3/25/2013   8/25/2013
Prin. Window Len       234            180            141           113            91           68             34          47
Yield                  5.85          5.85           5.85           5.85          5.85         5.85           5.85        5.91



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 40)
--------------------------------------------------------------------------------


Class B-2 to
Maturity
Price: 100-00        10.00% CPR  15.00% CPR   20.00% CPR   25.00% CPR  30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life             14.38        10.26        7.98         6.43        5.32         4.59         3.98          4.36
Prin. Start Date     3/25/2014   11/25/2012   6/25/2011    6/25/2010   11/25/2009   12/25/2009   3/25/2010     10/25/2010
Prin. End Date       8/25/2032   8/25/2026    1/25/2022    12/25/2018  9/25/2016    1/25/2015    10/25/2012    8/25/2011
Prin. Window Len       222          166          128         103          83           62           32            11
Yield                  5.87        5.87         5.87         5.87        5.87         5.87         5.87          5.91

Class B-3 to
Maturity
Price: 100-00        10.00% CPR  15.00% CPR   20.00% CPR   25.00% CPR  30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life             14.31        10.17        7.91         6.38        5.28         4.54         3.88          3.97
Prin. Start Date     3/25/2014   11/25/2012   6/25/2011    6/25/2010   11/25/2009   12/25/2009   3/25/2010     8/25/2010
Prin. End Date       6/25/2031   5/25/2025    1/25/2021    1/25/2018   12/25/2015   6/25/2014    9/25/2012     4/25/2011
Prin. Window Len       208          151          116          92          74           55           31             9
Yield                  5.9          5.9          5.9         5.9          5.9          5.9         5.9           5.94

Class B-4 to
Maturity
Price: 100-00        10.00% CPR  15.00% CPR   20.00% CPR   25.00% CPR  30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life             14.22        10.08        7.83         6.32        5.22          4.5         3.81          3.75
Prin. Start Date     3/25/2014   11/25/2012   6/25/2011    6/25/2010   11/25/2009   12/25/2009   2/25/2010     5/25/2010
Prin. End Date       11/25/2030  10/25/2024   7/25/2020    9/25/2017   9/25/2015    3/25/2014    7/25/2012     2/25/2011
Prin. Window Len       201          144          110          88          71           52           30            10
Yield                  6.03        6.04         6.04         6.04        6.04         6.04         6.04          6.07

Class B-5 to
Maturity
Price: 100-00        10.00% CPR  15.00% CPR   20.00% CPR   25.00% CPR  30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life             14.08        9.95         7.72         6.22        5.15         4.42         3.71          3.57
Prin. Start Date     3/25/2014   10/25/2012   6/25/2011    6/25/2010   11/25/2009   11/25/2009   1/25/2010     4/25/2010
Prin. End Date       6/25/2029   6/25/2023    6/25/2019    10/25/2016  12/25/2014   8/25/2013    2/25/2012     10/25/2010
Prin. Window Len       184          129          97           77          62           46           26             7
Yield                  6.05        6.06         6.06         6.06        6.06         6.06         6.06          6.08

Class B-6 to
Maturity
Price: 100-00        10.00% CPR  15.00% CPR   20.00% CPR   25.00% CPR  30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life             13.94        9.81         7.61         6.14        5.09         4.36         3.67          3.45
Prin. Start Date     3/25/2014   10/25/2012   6/25/2011    6/25/2010   11/25/2009   11/25/2009   1/25/2010     3/25/2010
Prin. End Date       6/25/2028   7/25/2022    9/25/2018    3/25/2016   6/25/2014    3/25/2013    10/25/2011    7/25/2010
Prin. Window Len       172          118          88           70          56           41           22             5
Yield                  6.1         6.11         6.11         6.11        6.11         6.11         6.11          6.13

Class B-7 to
Maturity
Price: 100-00        10.00% CPR  15.00% CPR   20.00% CPR   25.00% CPR  30.00% CPR   35.00% CPR   45.00% CPR    55.00% CPR
Avg. Life             13.77        9.66          7.5         6.05        5.01         4.33         3.58          3.36
Prin. Start Date     3/25/2014   10/25/2012   6/25/2011    6/25/2010   11/25/2009   11/25/2009   12/25/2009    2/25/2010
Prin. End Date       7/25/2027   9/25/2021    1/25/2018    9/25/2015   1/25/2014    11/25/2012   7/25/2011     5/25/2010
Prin. Window Len       161          108          80           64          51           37           20             4
Yield                  6.63        6.63         6.64         6.63        6.64         6.64         6.65          6.68



                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 41)
--------------------------------------------------------------------------------


Class B-8 to
Maturity
Price: 100-00        10.00% CPR   15.00% CPR    20.00% CPR    25.00% CPR   30.00% CPR    35.00% CPR    45.00% CPR   55.00% CPR
Avg. Life              13.5         9.45          7.33          5.92          4.9           4.3          3.51         3.27
Prin. Start Date     3/25/2014    10/25/2012    6/25/2011     6/25/2010    11/25/2009    11/25/2009    12/25/2009   1/25/2010
Prin. End Date       5/25/2026    10/25/2020    4/25/2017     2/25/2015    7/25/2013     10/25/2012    4/25/2011    2/25/2010
Prin. Window Len       147           97            71            57           45            36            17            2
Yield                  6.95         6.94          6.94          6.94         6.94          6.95          6.95         6.99

Class B-9 to
Maturity
Price: 100-00        10.00% CPR   15.00% CPR    20.00% CPR    25.00% CPR   30.00% CPR    35.00% CPR    45.00% CPR   55.00% CPR
Avg. Life             12.99         9.05          7.02          5.67         4.78          4.13          3.37         3.19
Prin. Start Date     3/25/2014    10/25/2012    6/25/2011     6/25/2010    11/25/2009    11/25/2009    11/25/2009   12/25/2009
Prin. End Date       11/25/2024   7/25/2019     5/25/2016     5/25/2014    12/25/2012    6/25/2012     11/25/2010   1/25/2010
Prin. Window Len       129           82            60            48           38            32            13            2
Yield                  7.66         7.66          7.65          7.65         7.65          7.65          7.65         7.69




                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR8
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR8
Computational Materials (Page 42)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               CONTACT INFORMATION

MBS Trading
Michael Nierenberg                         Tel: (212) 272-4976
Senior Managing Director                   mnierenberg@bear.com

Paul Van Lingen                            Tel: (212) 272-4976
Senior Managing Director                   pvanlingen@bear.com

MBS Structuring

Mark Michael                               Tel: (212) 272-5451
Managing Director                          mmichael@bear.com

MBS Banking
Baron Silverstein                          Tel: (212) 272-3877
Senior Managing Director                   bsilverstein@bear.com

Jeff Maggard                               Tel: (212) 272-3877
Managing Director                           jmaggard@bear.com

Deirdre Burke                              Tel: (212) 272-7646
Vice President                             dburke@bear.com

Ryan Bell                                  Tel: (212) 272-2533
Analyst                                     rbell@bear.com

Syndicate

Carol Fuller                               Tel: (212) 272-4955
Senior Managing Director                   cfuller@bear.com

Angela Ward                                Tel: (212) 272-4955
Associate Director                         adward@bear.com

Rating Agencies

 Julia Clements- S&P                       Tel: (212) 438-8432
                                           julia_clements@standardandpoors.com


Todd Swanson - Moody's                     Tel: (415) 274-1714
                                           todd.swanson@moodys.com





                               [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.